                                    EXTENDED
                           REVOLVING CREDIT AGREEMENT

                                      among

                               PRICE/COSTCO, INC.

                                   as Borrower

                                       and


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                              J.P. MORGAN DELAWARE
                           SEATTLE-FIRST NATIONAL BANK
                                   CIBC, INC.
                       FIRST INTERSTATE BANK OF CALIFORNIA
                           NATIONSBANK OF TEXAS, N.A.
                                 BANK OF HAWAII
                            BANQUE NATIONALE DE PARIS
                                  CREDIT SUISSE
                    FIRST INTERSTATE BANK OF WASHINGTON, N.A.
                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                               SHAWMUT BANK, N.A.
                      UNITED STATES NATIONAL BANK OF OREGON
                      WESTDEUTSCHE LANDESBANK GIROZENTRALE
                                   as Lenders,

                                       and

                           SEATTLE-FIRST NATIONAL BANK
                            as Agent for the Lenders

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                          as Co-Agents for the Lenders


- -------------------------------------------------------------------------------

                                January 31, 1994

- -------------------------------------------------------------------------------

                                  $250,000,000

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


ARTICLE I

                                   DEFINITIONS . . . . . . . . . . . . . . .   1
     Section 1.01  CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . . .   1
     Section 1.02  GENERAL PRINCIPLES APPLICABLE TO DEFINITIONS. . . . . . .   9
     Section 1.03  ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . . .   9

ARTICLE II

                                    THE LOANS. . . . . . . . . . . . . . . .   9
     Section 2.01  COMMITTED LOANS . . . . . . . . . . . . . . . . . . . . .   9
     Section 2.02  MANNER OF BORROWING A COMMITTED LOAN. . . . . . . . . . .  10
     Section 2.03  BID LOANS . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 2.04  MANNER OF BORROWING A BID LOAN. . . . . . . . . . . . . .  11
     Section 2.05  REDUCTION OF COMMITMENTS. . . . . . . . . . . . . . . . .  16
     Section 2.06  REPAYMENT OF PRINCIPAL. . . . . . . . . . . . . . . . . .  16
     Section 2.07  AGENT'S RIGHT TO FUND . . . . . . . . . . . . . . . . . .  16
     Section 2.08  INTEREST ON COMMITTED LOANS . . . . . . . . . . . . . . .  17
          (a)  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .  17
          (b)  SELECTION OF ALTERNATIVE RATE . . . . . . . . . . . . . . . .  17
          (c)  APPLICABLE DAYS FOR COMPUTATION OF INTEREST . . . . . . . . .  19
          (d)  UNAVAILABLE FIXED RATE. . . . . . . . . . . . . . . . . . . .  19
     Section 2.09  INTEREST ON BID LOANS . . . . . . . . . . . . . . . . . .  20
     Section 2.10  COMPENSATION FOR INCREASED COSTS. . . . . . . . . . . . .  20
     Section 2.11  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . .  22
          (a)  COMMITTED LOANS . . . . . . . . . . . . . . . . . . . . . . .  22
          (b)  BID LOANS . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.12  NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.13  MANNER OF PAYMENTS. . . . . . . . . . . . . . . . . . . .  23
     Section 2.14  FEES. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          (a)  FACILITY FEES . . . . . . . . . . . . . . . . . . . . . . . .  24
          (b)  ARRANGEMENT, AGENCY AND BID AGENCY FEES . . . . . . . . . . .  24
     Section 2.15  SHARING OF PAYMENTS, ETC. . . . . . . . . . . . . . . . .  24

ARTICLE III

                              CONDITIONS OF LENDING. . . . . . . . . . . . .  25
     Section 3.01  NOTICE OF BORROWING, PROMISSORY NOTES, ETC. . . . . . . .  25
     Section 3.02  GUARANTIES. . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 3.03  CORPORATE AUTHORITY . . . . . . . . . . . . . . . . . . .  25
     Section 3.04  LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . .  25
     Section 3.05  DEFAULTS, ETC . . . . . . . . . . . . . . . . . . . . . .  26
     Section 3.06  CANCELLATION OF EXISTING LINES OF CREDIT. . . . . . . . .  26
     Section 3.07  OTHER INFORMATION . . . . . . . . . . . . . . . . . . . .  26

ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .  26
     Section 4.01  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . .  26
     Section 4.02  BORROWER'S CORPORATE AUTHORIZATION. . . . . . . . . . . .  27
     Section 4.03  GUARANTORS' CORPORATE AUTHORIZATION . . . . . . . . . . .  27
     Section 4.04  GOVERNMENT APPROVALS, ETC . . . . . . . . . . . . . . . .  27
     Section 4.05  BINDING OBLIGATIONS, ETC. . . . . . . . . . . . . . . . .  27
     Section 4.06  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 4.07  FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . .  28
     Section 4.08  TITLE AND LIENS . . . . . . . . . . . . . . . . . . . . .  29
     Section 4.09  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 4.10  PARI PASSU RANKING. . . . . . . . . . . . . . . . . . . .  30
     Section 4.11  LAWS, ORDERS; OTHER AGREEMENTS. . . . . . . . . . . . . .  30
     Section 4.12  FEDERAL RESERVE REGULATIONS . . . . . . . . . . . . . . .  30
     Section 4.13  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 4.14  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . .  31
     Section 4.15  PATENTS, LICENSES, FRANCHISES . . . . . . . . . . . . . .  31
     Section 4.16  NOT INVESTMENT COMPANY, ETC.. . . . . . . . . . . . . . .  32
     Section 4.17  REPRESENTATIONS AS A WHOLE. . . . . . . . . . . . . . . .  32

ARTICLE V

                              AFFIRMATIVE COVENANTS. . . . . . . . . . . . .  32
     Section 5.01  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . .  32
     Section 5.02  PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 5.03  PRESERVATION OF CORPORATE EXISTENCE, ETC. . . . . . . . .  33
     Section 5.04  VISITATION RIGHTS . . . . . . . . . . . . . . . . . . . .  33
     Section 5.05  KEEPING OF BOOKS AND RECORDS. . . . . . . . . . . . . . .  33
     Section 5.06  MAINTENANCE OF PROPERTY, ETC. . . . . . . . . . . . . . .  33
     Section 5.07  COMPLIANCE WITH LAWS, ETC.. . . . . . . . . . . . . . . .  33
     Section 5.08  OTHER OBLIGATIONS . . . . . . . . . . . . . . . . . . . .  34
     Section 5.09  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 5.10  FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . .  34
     Section 5.11  NOTIFICATION. . . . . . . . . . . . . . . . . . . . . . .  35
     Section 5.12  ADDITIONAL PAYMENTS; ADDITIONAL ACTS. . . . . . . . . . .  36
     Section 5.13  TANGIBLE NET WORTH. . . . . . . . . . . . . . . . . . . .  36
     Section 5.14  DEBT TO CAPITALIZATION RATIO. . . . . . . . . . . . . . .  37
     Section 5.15  FIXED CHARGE COVERAGE . . . . . . . . . . . . . . . . . .  37

ARTICLE VI

                               NEGATIVE COVENANTS. . . . . . . . . . . . . .  37
     Section 6.01  DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 6.02  LIQUIDATION, MERGER, SALE OF ASSETS . . . . . . . . . . .  38
     Section 6.03  GUARANTIES, ETC.. . . . . . . . . . . . . . . . . . . . .  38
     Section 6.04  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 6.05  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 6.06  ACCOUNTING CHANGE . . . . . . . . . . . . . . . . . . . .  40
     Section 6.07  ERISA COMPLIANCE. . . . . . . . . . . . . . . . . . . . .  40
     Section 6.08  GUARANTOR INDEBTEDNESS. . . . . . . . . . . . . . . . . .  41

ARTICLE VII

                                EVENTS OF DEFAULT. . . . . . . . . . . . . .  41
     Section 7.01  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . .  41
          (a)  LOAN PAYMENT DEFAULT. . . . . . . . . . . . . . . . . . . . .  41
          (b)  OTHER PAYMENT DEFAULT . . . . . . . . . . . . . . . . . . . .  41
          (c)  BREACH OF WARRANTY. . . . . . . . . . . . . . . . . . . . . .  42
          (d)  BREACH OF CERTAIN COVENANTS . . . . . . . . . . . . . . . . .  42
          (e)  BREACH OF OTHER COVENANT. . . . . . . . . . . . . . . . . . .  42
          (f)  CROSS-DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .  42
          (g)  PREPAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  42
          (h)  VOLUNTARY BANKRUPTCY, ETC . . . . . . . . . . . . . . . . . .  42
          (i)  INVOLUNTARY BANKRUPTCY, ETC . . . . . . . . . . . . . . . . .  43
          (j)  INSOLVENCY, ETC . . . . . . . . . . . . . . . . . . . . . . .  43
          (k)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          (l)  GUARANTIES. . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 7.02  CONSEQUENCES OF DEFAULT . . . . . . . . . . . . . . . . .  44

ARTICLE VIII

                                    THE AGENT. . . . . . . . . . . . . . . .  45
     Section 8.01  AUTHORIZATION AND ACTION. . . . . . . . . . . . . . . . .  45
     Section 8.02  DUTIES AND OBLIGATIONS. . . . . . . . . . . . . . . . . .  46
     Section 8.03  DEALINGS BETWEEN AGENT AND BORROWER . . . . . . . . . . .  47
     Section 8.04  LENDER CREDIT DECISION. . . . . . . . . . . . . . . . . .  48
     Section 8.05  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .  48
     Section 8.06  SUCCESSOR AGENT . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE IX

                                  MISCELLANEOUS. . . . . . . . . . . . . . .  49
     Section 9.01  NO WAIVER; REMEDIES CUMULATIVE. . . . . . . . . . . . . .  49
     Section 9.02  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .  49
     Section 9.03  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . .  49
     Section 9.04  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 9.05  ASSIGNMENT AND PARTICIPATIONS . . . . . . . . . . . . . .  50
     Section 9.06  BORROWER'S INDEMNITY. . . . . . . . . . . . . . . . . . .  52
     Section 9.07  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . .  52
     Section 9.08  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 9.09  CONDITIONS NOT FULFILLED. . . . . . . . . . . . . . . . .  53
     Section 9.10  ENTIRE AGREEMENT; AMENDMENT . . . . . . . . . . . . . . .  53
     Section 9.11  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . .  53
     Section 9.12  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 9.13  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . .  53

SCHEDULES*

Schedule 1     Prepayment Calculations
Schedule 2     Existing Guarantor Lines of Credit
Schedule 3     Jurisdictions of Incorporation and Foreign Qualification
Schedule 4     Litigation, Violations of Laws
Schedule 5     Capitalization and Ownership of Subsidiaries
Schedule 6     Notice Addresses
Schedule 7     Permitted Investments

EXHIBITS*

Exhibit A      Form of Committed Loan Note
Exhibit B      Form of Bid Loan Note
Exhibit C      Form of Guaranty
Exhibit D      Form of Borrower's Counsel's Legal Opinion
Exhibit E      Form of Bid Loan Request
Exhibit F      Form of Bid Loan Offer
Exhibit G      Form of Officer's Certificate
Exhibit H      Form of Required Notice of Borrowing

* Purposely omitted.

                                    EXTENDED
                           REVOLVING CREDIT AGREEMENT


     THIS EXTENDED REVOLVING CREDIT AGREEMENT ("Agreement") is made as of January 31, 1994, by and among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, J.P. MORGAN DELAWARE, SEATTLE-FIRST NATIONAL BANK, CIBC, INC., FIRST INTERSTATE BANK OF CALIFORNIA, NATIONSBANK OF TEXAS, N.A., BANK OF HAWAII, BANQUE NATIONALE DE PARIS, CREDIT SUISSE, FIRST INTERSTATE BANK OF WASHINGTON, N.A., FIRST UNION NATIONAL BANK OF NORTH CAROLINA, SHAWMUT BANK, N.A., UNITED STATES NATIONAL BANK OF OREGON, WESTDEUTSCHE LANDESBANK GIROZENTRALE (each individually a "Lender" and collectively the "Lenders"), SEATTLE-FIRST NATIONAL BANK as administrative agent for the Lenders (the "Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and MORGAN GUARANTY TRUST COMPANY OF NEW YORK as co-agents for the Lenders (each individually a "Co-Agent" and collectively the "Co-Agents") and PRICE/COSTCO INC., a Delaware corporation (the "Borrower").


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "ABSOLUTE RATE" means a rate of interest per annum expressed to the nearest 1/100th of one percent as set forth in a Bid Loan Offer.

          "AGENT" means Seattle-First National Bank and any successor administrative agent selected pursuant to Section 8.06 hereof.

          "APPLICABLE INTEREST PERIOD" means, (i) with respect to any Committed Loan accruing interest at a LIBOR Rate, the period commencing on the first day the Borrower elects to have such LIBOR Rate apply to such Loan and ending either
(A) if no Lender has delivered a notice pursuant to Section 2.08(e) hereof, on a day not less than seven (7) or more than thirty (30) days thereafter; or (B) on a day one, two, three or six months thereafter, in either case as specified in the Interest Rate Notice given in respect of such Loan, and (ii) with respect to any Bid Loan accruing interest at a LIBOR Rate, the period commencing on the first day the Borrower elects to have such LIBOR Rate apply to such Loan and ending on a day one, two, three, four, five, six, seven, eight, nine, ten, eleven or twelve months thereafter PROVIDED, HOWEVER, that no Applicable Interest Period may be selected for either a Committed Loan or a Bid Loan if it extends beyond the Maturity Date for such Loan.

          "APPLICABLE INTEREST RATE" means for each Committed Loan, the Base Rate or LIBOR Rate as designated by the Borrower in an Interest Rate Notice given with respect to such Loan (or portion thereof) or as otherwise determined pursuant to Section 2.08(b).

          "BASE RATE" means for any day the greater of (a) the Prime Rate or
(b) the sum of (i) the Federal Funds Rate and (ii) one-half of one (.50) percentage point per annum.

          "BASE RATE LOAN" means a Committed Loan or portion thereof bearing interest at the Base Rate.

          "BID LOANS" mean loans made pursuant to the terms of Sections 2.03 and 2.04.

          "BID LOAN NOTES" has the meaning given in Section 2.12.

          "BID LOAN OFFER" has the meaning given in Section 2.04(b).

          "BID LOAN REQUEST" has the meaning given in Section 2.04(a).

          "BORROWER" means Price/Costco, Inc., a Delaware corporation, and any permitted Successor or assign pursuant to Section 9.05.

          "BORROWER'S CREDIT RATING" means a level of credit determined in accordance with the following standards: Borrower's Credit Rating shall be "Level 1" if Borrower has either (a) an S&P Rating of A- or better or (b) a Moody's Rating of A3 or better. Borrower's Credit Rating shall be "Level 2" if Borrower does not meet the standards for a "Level 1" rating set forth above and has either (a) an S&P Rating of BBB+ or (b) a Moody's Rating of Baa1.
Borrower's Credit Rating shall be "Level 3" if Borrower does not meet the standards for a "Level 1" or "Level 2" rating set forth above and has either (a) an S&P Rating of BBB or (b) a Moody's Rating of Baa2. Borrower's Credit Rating shall be "Level 4" if Borrower does not meet the standards for a "Level 1", "Level 2" or "Level 3" rating set forth above and has either (a) an S&P Rating of BBB- or (b) a Moody's Rating of Baa3. The Borrower does not meet the standards for "Level 1," "Level 2,", "Level 3," or "Level 4" set forth above or fails to maintain either an S&P Rating or a Moody's Rating, Borrower's Credit Rating shall be "Level 5." As used herein, "S&P Rating" means the implied senior unsecured debt rating given from time to time to the Borrower by Standard & Poor's Corporation. Notwithstanding the foregoing to the contrary, until the earlier of (a) the first date on which either Standard & Poor's Corporation or Moody's Investor Service, Inc. shall establish an implied senior debt rating for Price/Costco, Inc. or (b) April 30, 1994, the "Borrower's Credit Rating" shall be "Level 2" for all purposes hereunder. As used herein, "Moody's Rating" means the senior unsecured debt rating given from time to time to the Borrower by Moody's Investor Service, Inc.

          "BUSINESS DAY" means any day other than Saturday, Sunday or another day on which banks are authorized or obligated to close in Seattle, Washington, San Francisco, California, or New York, New York except in the context of the selection of a LIBOR Loan or the calculation of the LIBOR Rate for any Applicable Interest Period, in which event "Business Day" means any day other than Saturday or Sunday on which dealings in foreign currencies and exchange between banks may be carried on in London, England, San Francisco, California, New York, New York and Seattle, Washington.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTED LOANS" has the meaning given in Section 2.01.

          "COMMITTED LOAN NOTES" has the meaning given in Section 2.12.

          "COMMITMENT" has the meaning given in Section 2.01.

          "CONSOLIDATED NET INCOME" means for any accounting period the net income of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with generally accepted United States accounting principles consistently applied, excluding, however, (A) proceeds of any life insurance policy, (B) gain or loss arising from any write-up or write-down of capital assets or from the acquisition or retirement or sale of securities of the Borrower, (C) any restoration of any contingency reserve to income except to the extent that provision for such reserve was made out of income accrued after the close of the fiscal year of the Borrower last ended as of the date of this Agreement, and (D) special credits or charges.

          "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or either Guarantor, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "DEFAULT" means any event which but for the passage of time or the giving of notice or both would be an Event of Default.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVENT OF DEFAULT" has the meaning given in Section 7.01.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

          "GOVERNMENT APPROVAL" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

          "GUARANTIES" means guaranties to be executed by the Guarantors substantially in the form of Exhibit C hereto.

          "GUARANTORS" means Costco Wholesale Corporation, a Washington corporation, and The Price Company, a California corporation, and any Successors thereto.

          "INDEBTEDNESS" means for any person (i) all items of indebtedness or liability (except capital, surplus, deferred credits and reserves, as such) which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (ii) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss, and (iv) any other obligations of such person under leases which shall have been or should be recorded as capital leases.

          "INTEREST RATE NOTICE" shall have the meaning given in
Section 2.08(b).

          "LENDERS" means Bank of America National Trust and Savings Association, Morgan Guaranty Trust Company of New York, J.P. Morgan Delaware, Seattle-First National Bank, CIBC, Inc., First Interstate Bank of California, NationsBank of Texas. N.A., Bank of Hawaii, Banque Nationale de Paris, Credit Suisse, First Interstate Bank of Washington, N.A., First Union National Bank of North Carolina, Shawmut Bank, N.A., United States National Bank of Oregon, Westdeutsche Landesbank Girozentrale, and any Successors thereto or permitted assigns thereof.

          "LIEN" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest, EXCEPT (i) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with appropriate reserves having been established therefore; (ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with, in the case of liens on property of the Borrower or any of its Subsidiaries, provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Borrower or such Subsidiary; and (iii) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

          "LIBOR LOAN" means any Loan or portion thereof bearing interest at the LIBOR Rate.

          "LIBOR RATE" shall mean, with respect to any LIBOR Loan for any Applicable Interest Period, an interest rate per annum equal to the sum of
(a) the Margin and (b) the product of (i) the Euro-dollar Rate in effect for such Applicable Interest Period and (ii) the Euro-dollar Reserves in effect on the first day of such Applicable Interest Period. The Euro-dollar Rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks in the London interbank market at approximately 11:00 o'clock a.m., London time, on the day that is two (2) Business Days prior to the first date of the proposed Applicable Interest Period to prime banks in the London interbank market for the Applicable Interest Period. The Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If more than one such quotation is provided, the Euro-dollar Rate will be the arithmetic mean of the quotations. If Agent is unable to obtain quotations from either Reference Bank, the "Euro-dollar Rate" will be determined by reference to that rate which appears on the Reuters Screen LIBO Page as of 11:00 o'clock a.m., London time, on the day that is two (2) Business Days prior to the first date of the proposed Applicable Interest Period. If more than one such rate appears on the Reuters Screen LIBO Page, the rate will be the arithmetic mean of such rates. As used herein, the term "Euro-dollar Reserves" means (a) when used in connection with a Bid Loan, the number one; and (b) when used in connection with a Committed Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System or any other banking authority to which the Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). It is agreed that for purposes hereof, each LIBOR Loan shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lenders from time to time under such Regulation D. In the case of Committed Loans, Euro-dollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and shall apply to Applicable Interest Periods commencing after the effective date of change.

          "LOAN DOCUMENTS" means this Revolving Credit Agreement, the Committed Loan Notes, the Bid Loan Notes, the Guaranties, and all other certificates, instruments and other documents executed in connection with this Agreement or the transactions contemplated hereby.

          "LOANS" means the Committed Loans and the Bid Loans.

          "MAJORITY LENDERS" means at any time Lenders having an aggregate Percentage Interest of at least sixty percent (60%)

PROVIDED, HOWEVER, that if the Commitments of all Lenders shall have been terminated and if the Committed Loans together with all accrued interest and other amounts due in respect thereof shall have been paid in full, "Majority Lenders" shall mean at any time the holders of Bid Loan Notes who, in the aggregate, have at least sixty percent (60%) of the then-outstanding principal balance of the Bid Loans.

          "MARGIN" means (a) in the case of a Bid Loan, the per annum interest rate specified as the "margin" in the related Bid Loan Offer and (b) in the case of a Committed Loan, a per annum interest rate determined in accordance with the following table:


     Borrower's Credit Rating      Margin (expressed per annum)
     ------------------------      ----------------------------
          Level 1                  22.5 basis points (.00225)
          Level 2                  27.5 basis points (.00275)
          Level 3                  30.0 basis points (.00300)
          Level 4                  45.0 basis points (.00450)
          Level 5                  50.0 basis points (.00500)


          "MATURITY DATE" means January 30, 1998.

          "OFFICER'S CERTIFICATE" means a certificate substantially in the form of Exhibit G and signed in the name of the Borrower by its Chairman, President, Executive Vice President and Chief Financial Officer or its Vice President and Treasurer.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PENSION PLAN" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by the Borrower, either Guarantor, or a member of the Controlled Group.

          "PERCENTAGE INTEREST" has the meaning given in Section 2.01 as the same may be adjusted pursuant to Section 9.05 from time to time hereafter.

          "PLAN" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower, either Guarantor or any member of a Controlled Group for employees of the Borrower, either Guarantor or any member of such Controlled Group or
(b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower, either Guarantor or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

          "PRIME RATE" means on any day the Agent's publicly announced prime rate of interest at its principal office (which prime rate is a reference rate and not necessarily the lowest rate of interest charged by Agent to its prime customers), changing as such prime rate changes.

          "REFERENCE BANKS" means Bank of America National Trust and Savings Association and Morgan Guaranty Trust Company of New York.

          "REQUIRED NOTICE OF BORROWING" means a written request for a Committed Loan from Borrower substantially in the form attached hereto as Exhibit H executed by the Borrower's Chairman, President or Executive Vice President and Chief Financial Officer (or such other person as may be designated in a writing delivered to the Agent by the Borrower's Senior Vice President and Chief Financial Officer) delivered to Agent and containing the information set forth in Section 2.02 which shall be delivered prior to 9:00 A.M. (Seattle, Washington time) on the requested date of borrowing PROVIDED, HOWEVER, if Borrower shall at the same time elect to have interest accrue on such Committed Loan at a LIBOR Rate the Required Notice of Borrowing shall be given prior to 10:00 A.M. (Seattle, Washington time) on a Business Day at least three (3) Business Days before the requested date of borrowing. Requests for borrowing received after the designated hour will be deemed received on the next succeeding Business Day.

          "SUBSIDIARY" of any person means any corporation of which a majority (by number of shares or by number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by such person or by one or more Subsidiaries of such person.

          "SUCCESSOR" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

          "TAX" means for any person any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing.

          "TOTAL COMMITMENT" means Two Hundred Fifty Million Dollars ($250,000,000) (less any reductions made pursuant to Sections 2.05 or 7.02).

          "UNFUNDED VESTED LIABILITIES" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower, either Guarantor or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     Section 1.02 GENERAL PRINCIPLES APPLICABLE TO DEFINITIONS. Definitions given in Section 1.01 shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to a "person" or "persons" shall be deemed to be references to an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency or any other entity.

     Section 1.03 ACCOUNTING TERMS. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied.


                                   ARTICLE II

                                    THE LOANS

     Section 2.01 COMMITTED LOANS. Each Lender severally agrees on the terms and conditions of this Agreement to make loans ("Committed Loans") to the Borrower from time to time on Business Days during the period beginning on the date hereof and ending on the Maturity Date in an aggregate principal amount not exceeding at any one time the lesser of (a) the principal amount set forth opposite such Lender's name below (such Lender's "Commitment") or (b) the percentage interest set forth opposite such Lender's name below (such Lender's "Percentage Interest") of the difference between the (i) Total Commitment and
(ii) the then-outstanding principal balance of the Loans.


                              Percentage
Lender                        Interest            Commitment
- ------                        --------            ------------

Bank of America NT&SA          13.00%             $ 32,500,000
Morgan Guaranty Trust
  Company of New York           7.00%             $ 17,500,000
J.P. Morgan Delaware            6.00%             $ 15,000,000
Seattle-First National Bank    12.00%             $ 30,000,000
CIBC, Inc.                     10.00%             $ 25,000,000
First Interstate Bank
  of California                10.00%             $ 25,000,000
NationsBank of Texas, NA       10.00%             $ 25,000,000
Bank of Hawaii                  4.00%             $ 10,000,000
Banque Nationale de Paris       4.00%             $ 10,000,000
Credit Suisse                   4.00%             $ 10,000,000
First Interstate Bank
  of Washington, NA             4.00%             $ 10,000,000
First Union National Bank
  of North Carolina             4.00%             $ 10,000,000
Shawmut Bank, NA                4.00%             $ 10,000,000
US National Bank of Oregon      4.00%             $ 10,000,000
Westdeutsche Landesbank
  Girozentrale                  4.00%             $ 10,000,000

Total                         100.00%             $250,000,000


     Section 2.02 MANNER OF BORROWING A COMMITTED LOAN. The Borrower shall give the Agent the Required Notice of Borrowing specifying the date of the borrowing of any Committed Loan and the amount thereof, which shall be an integral multiple of One Million Dollars ($1,000,000) and not less than Five Million Dollars ($5,000,000). Such notice shall be irrevocable and shall be deemed to constitute a representation and warranty by the Borrower that as of the date of the notice the statements set forth in Article IV hereof are true and correct and that no Default or Event of Default has occurred and is continuing. On receipt of such notice, the Agent shall promptly notify each Lender by telephone (confirmed immediately by telex, facsimile transmission or cable), telex, facsimile transmission, or cable of the date of the borrowing. Each Lender shall before 11:00 A.M. (Seattle, Washington time) on the date of the borrowing, pay the lesser of (a) such Lender's Percentage Interest of the aggregate principal amount of the requested borrowing identified in the Required Notice of Borrowing or (b) the maximum amount such Lender is committed to advance pursuant to the terms of Section 2.01 hereof in immediately available funds to the Agent at its Commercial Loan Processing Center, Seattle, Washington. Upon fulfillment to the Agent's satisfaction of the applicable conditions set forth in Article III, and after receipt by the Agent of such funds, the Agent will promptly make such immediately available funds available to the Borrower by depositing them to the ordinary checking account maintained by the Borrower with the Agent.

     Section 2.03 BID LOANS. The Borrower may request Bid Loans from time to time on any Business Day during the period beginning on the date hereof and ending on the Maturity Date in the manner set forth in Section 2.04 and in amounts not to exceed the difference between (a) the Total Commitment and
(b) the then-outstanding principal balance of the Loans.

     Section 2.04  MANNER OF BORROWING A BID LOAN.

          (a) When the Borrower wishes to request offers for Bid Loans, it shall transmit by telex or facsimile transmission a Bid Loan Request substantially in the form of Exhibit E hereto ("Bid Loan Request") to be received by Agent no later than (i) 10:00 a.m. (Seattle, Washington time) at least four (4) Business Days prior to the borrowing date proposed therein, in the case of a request for Bid Loan which is to accrue interest at a LIBOR Rate or (ii) 9:00 a.m. (Seattle, Washington time) at least one (1) Business Day prior to the borrowing date proposed therein, in the case of a request for a Bid Loan to accrue interest at an Absolute Rate, specifying in each case:

          (A) the proposed borrowing date, which shall be a Business Day, for the proposed Bid Loan;

          (B)  the aggregate principal amount of such proposed Bid Loan;

          (C) whether the requested Bid Loan is to accrue interest at a LIBOR Rate or an Absolute Rate; and

          (D) in the case of a request for a Bid Loan to accrue interest at the LIBOR Rate, the Applicable Interest Period and in the case of a request for a Bid Loan to accrue interest at an Absolute Rate, the maturity date, which may not be less than fourteen (14) days or more than three hundred sixty-five (365) days after the proposed borrowing date and, in any event, may not be after the Maturity Date.

The Borrower may transmit up to three (3) Bid Loan Requests on a single day. Except as set forth in the preceding sentence, no Bid Loan Request shall be given within five (5) Business Days of any other Bid Loan Request. Each Bid Loan Request shall be in a minimum principal amount of Five Million Dollars ($5,000,000) and in integral multiples of One Million Dollars ($1,000,000). A Bid Loan Request that does not substantially conform to the terms hereof shall be rejected and the Agent shall promptly notify the Borrower of such rejection by telex or facsimile transmission. Each Bid Loan Request shall be deemed to constitute a representation and warranty by the Borrower that as of the date of such Request the statements set forth in Article IV hereof are true and correct and that no Default or Event of Default has occurred and is continuing.

          (b) Promptly, and in any event before 2:00 o'clock p.m. (Seattle, Washington time) on the same Business Day that any conforming Bid Loan Request is received, the Agent shall send to each of the Lenders by telex or facsimile transmission a copy of such Bid Loan Request(s), which shall constitute an invitation by the Borrower to each Lender to submit an irrevocable offer ("Bid Loan Offer") to make some or all of the requested Bid Loans at a rate of interest determined by each Lender in its sole discretion.

          (c) Each Lender may, in its sole discretion, submit one or more Bid Loan Offers each containing an offer to make a Bid Loan in response to a Bid Loan Request. Each Bid Loan Offer must comply with the requirements of this
Section 2.04(c) and must be submitted to the Agent by telex or facsimile transmission in the case of a Bid Loan Offer for a Loan accruing interest at a LIBOR Rate not later than 9:00 a.m. (Seattle, Washington time) at least three
(3) Business Days prior to the proposed borrowing date, or in the case of a Bid Loan Offer for a loan accruing interest at an Absolute Rate, not later than 7:00 a.m. (Seattle, Washington time) on the proposed borrowing date, PROVIDED, HOWEVER, that if the Agent in its capacity as Lender intends to submit one or more Bid Loan Offers it may only do so if it notifies the Borrower of the terms of such offer or offers not later than 8:45 a.m. (Seattle, Washington time) at least three (3) Business Days prior to the proposed borrowing date for a Loan to accrue interest at a LIBOR Rate and not later than 6:45 a.m. (Seattle, Washington time) on the proposed borrowing date for a Loan to accrue interest at an Absolute Rate. Each Bid Loan Offer shall be in substantially the form of Exhibit F hereto and shall specify:

               (i) the proposed borrowing date, which shall be the same as that set forth in the corresponding Bid Loan Request,

              (ii) the principal amount of the Bid Loan for which each such offer is being made, which principal amount (A) may be greater than, less than or equal to the Commitment of the offering Lender, (B) must be at least Five Million Dollars ($5,000,000) and an integral multiple of One Million Dollars ($1,000,000), and (C) may not exceed the principal amount of the Bid Loan for which offers were requested in the corresponding Bid Loan Request,

             (iii) in the case of a Bid Loan Offer for a Bid Loan accruing interest at a LIBOR Rate, the Margin offered for such Bid Loan (which Margin may be a positive or negative increment), and in the case of a Bid Loan Offer for a Bid Loan accruing interest at an Absolute Rate, the Absolute Rate offered for such Bid Loan,

              (iv) the minimum or maximum amount, if any, of the Bid Loan Offer which may be accepted by the Borrower, and

              (v)   the identity of the offering Lender.

          (d)  The Agent shall reject any Bid Loan Offer that:

               (i)  is not substantially in compliance with the terms of
                    Section 2.04(c);

              (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit F hereto;

             (iii) proposes terms other than or in addition to those set forth in the corresponding Bid Loan Request; or

              (iv)  arrives after the time set forth in Section 2.04(c).

If any Bid Loan Offer is rejected pursuant to this Section 2.04(d), the Agent shall promptly notify the affected Lender of such rejection by telex or facsimile transmission.

          (e) The Agent shall promptly notify the Borrower of the terms of all conforming Bid Loan Offers submitted by the Lenders in response to each Bid Loan Request. (Any Bid Loan Offer received by Agent which conforms with the requirements of Section 2.04(c) but which is made in respect of a Bid Loan for which a conforming Bid Loan Offer has already been received from the same Lender shall be disregarded by the Agent unless such subsequent Bid Loan Offer specifically states that it is submitted to correct an error in such former Bid Loan Offer.) The Agent's notice to the Borrower shall specify the aggregate principal amount of the Bid Loans for which conforming offers have been received and the respective LIBOR Rates or Absolute Rates, as the case may be.

          (f) Not later than 9:30 a.m. (Seattle, Washington time) at least three (3) Business Days prior to the proposed borrowing date, in the case of a Bid Loan to accrue interest at a LIBOR Rate, or 7:30 a.m. (Seattle, Washington time) on the proposed borrowing date, in the case of a Bid Loan to accrue interest at an Absolute Rate, the Borrower shall notify the Agent of the aggregate principal amount of the Bid Loan(s) it elects to accept for each outstanding Bid Loan Request; PROVIDED, HOWEVER, that the aggregate principal amount of the accepted Bid Loan(s) may not exceed the amount set forth in the related Bid Loan Request and PROVIDED, FURTHER, that notwithstanding Borrower's acceptance of a particular principal amount of Bid Loans, the actual aggregate principal amount of the Bid Loans to be made may be less than the amount accepted by the Borrower if after giving effect to the terms of subsection 2.04(g) less than all of the accepted principal would be allocated to the Lenders submitting Bid Loan Offers. The failure by the Borrower to give the notice herein provided for to the Agent in respect of any Bid Loan Request shall be deemed to be an election to decline all Bid Loan Offers submitted in respect of such Request.

          (g) In respect of each Bid Loan Request for which Borrower has notified Agent that it will accept one or more Bid Loan(s) in an aggregate principal amount, the Agent shall allocate such aggregate principal amount of the Loan(s) among the Lenders submitting Bid Loan Offers in response to such Request on the basis of the ascending Margins or Absolute Rates, as the case may be, as set forth in such Bid Loan Offers up to the maximum principal amounts set forth therein PROVIDED, HOWEVER, that if such ascending order would result in any Lender being allocated a Bid Loan in an amount less than the minimum, if any, specified in such Lender's Bid Loan Offer, the Bid Loan shall be allocated as if such Lender had never submitted such Bid Loan Offer. If Bid Loan Offers are received from two or more Lenders designating the same Margin or Absolute Rate, as the case may be, and if some or all of the Bid Loans would be allocable to such Lenders pursuant to the terms of the preceding sentence, the Agent shall allocate the portion of the Bid Loans which is to accrue interest at the designated LIBOR Rate or Absolute Rate among such Lenders. In making such allocation the Agent shall exercise its sole discretion but shall be guided by the following principles:

               (i) allocation to the Lenders shall, to the extent possible, be in integral multiples of One Million Dollars ($1,000,000);

               (ii) no Lender shall be allocated a portion of any Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept in the applicable Bid Loan Offer; and

               (iii) to the extent consistent with the foregoing considerations, the principal amount of the Bid Loans to be allocated among the Lenders, shall be allocated approximately in proportion to the aggregate principal amount of each of their respective Bid Loan Offers.

Allocations by the Agent of the amounts of Bid Loans among the Lenders shall be conclusive and binding in the absence of manifest error. The Agent shall notify each Lender allocated one or more Bid Loans (or portions thereof) and the aggregate principal amount so allocated, in the case of a Bid Loan to accrue interest at a LIBOR Rate prior to 10:00 a.m. (Seattle, Washington time) on the date the Borrower has notified the Agent of its election to accept such Bid Loan(s) and in the case of a Bid Loan to accrue interest at the Absolute Rate, prior to 8:00 a.m. (Seattle, Washington time) on the date the Borrower has notified the Agent of its election to accept such Bid Loan(s). Promptly thereafter, Agent shall notify all Lenders of the principal amounts and interest rates of all such accepted Bid Loans.

          (h) If pursuant to Section 2.04(g), any Lender is notified that some or all of its Bid Loan Offer has been accepted, such Lender shall, before 11:00 a.m. (Seattle, Washington time) on the borrowing date specified in the Bid Loan Request applicable thereto, make available to the Agent the amount of the Bid Loan to be made by such Lender, in immediately available funds at the Agent's Commercial Loan Processing Center, Seattle, Washington. Upon fulfillment to the Agent's satisfaction of the applicable conditions set forth in Article III and after receipt by Agent of such funds, the Agent will make such immediately available funds available to the Borrower by depositing them to the ordinary checking account maintained by the Borrower with the Agent.

          (i) If the Borrower accepts some or all of a Bid Loan Offer pursuant to this Section 2.04 and thereafter the Borrower declines to take the Loan or a condition precedent to the making of such Loan is not satisfied or waived, Borrower shall indemnify the Agent and the affected Lender for all losses and any costs which the Agent or such Lender may sustain as a consequence thereof including, without limitation, the cost of redeployment of funds at rates lower than the cost to the Lender of such funds. A certificate of the Agent or such Lender setting forth the amount due to it pursuant to this Section 2.04(i) and the basis for, and calculation of such amount shall be PRIMA FACIE evidence of the matters set forth therein. Payment of the amount owed shall be due within fifteen (15) days after the Borrower's receipt of such certificate.

          (j) Nothing in this Section 2.04 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Borrower to request and accept credit facilities from any person (including any of the Lenders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Borrower executing, delivering or performing under such other credit facilities.

          (k) Each outstanding Bid Loan shall reduce PRO TANTO the available Total Commitment, but shall not reduce or affect any individual Lender's available Commitment or Percentage Interest.

     Section 2.05 REDUCTION OF COMMITMENTS. Upon not less than five (5) Business Days' written notice to the Agent, the Borrower may terminate the Total Commitment, in whole or in part, PROVIDED that each partial reduction of the Total Commitment shall be in an amount not less than Ten Million Dollars ($10,000,000) and, PROVIDED, FURTHER, that in no event may the Total Commitment be reduced to an amount less than the sum of the then-outstanding principal balance of the Loans. Any reduction in the Total Commitment shall be deemed to be a proportionate reduction in each Lender's Commitment therein such that after making such reduction, each Lender's Commitment therein will be in an amount equal to its Percentage Interest of the then-reduced Total Commitment.

     Section 2.06 REPAYMENT OF PRINCIPAL. The Borrower shall repay to the Agent for the account of the Lenders the principal amount of each Committed Loan on or before the Maturity Date. The Borrower shall repay to the Agent for the account of each Lender which has made a Bid Loan the principal amount of such Bid Loan on the maturity date specified by the Borrower in its related Bid Loan Request.

     Section 2.07 AGENT'S RIGHT TO FUND. Unless Agent shall have received notice from a Lender prior to 12:00 noon (Seattle, Washington time) on the date of any Loan that such Lender will not make available to Agent such Lender's Percentage Interest of the requested borrowing in the case of a Committed Loan or such Lender's Bid Loan, if any, to be made on such date in the case of a Bid Loan, Agent may assume that such Lender has made such funds available to Agent on the date of such Loans in accordance with Section 2.02 or Section 2.04 hereof and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such portion available to Agent and if Agent shall have advanced such portion to the Borrower, such

Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at (a) in the case of Borrower, for Committed Loans, the Applicable Interest Rate and for Bid Loans, the rate designated in the applicable Bid Loan Offer and (b) in the case of such Lender, the Federal Funds Rate. Any such repayment by Borrower shall be without prejudice to any rights it may have against the Lender that has failed to make available its funds for any requested borrowing.


     Section 2.08  INTEREST ON COMMITTED LOANS.

          (a) GENERAL PROVISIONS. The Borrower agrees to pay to Agent for the account of each Lender interest on the unpaid principal amount of each Committed Loan from the date of such Loan until such Loan shall be due and payable at a per annum rate equal to the Applicable Interest Rate, and, if default shall occur in the payment when due of any such Loan, from the maturity of that Loan until it is paid in full at a per annum rate equal to two percentage points (2%) above the Base Rate (changing as the Base Rate changes). Accrued but unpaid interest on each Committed Loan accruing interest at a LIBOR Rate shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid), at the Maturity Date and, additionally, in the case of such a Loan for which the Applicable Interest Period is six months, on the day that is three months after the commencement of such Applicable Interest Period. Accrued but unpaid interest on each Base Rate Loan shall be paid on the last Business Day of each calendar month commencing on January 31, 1994 and continuing on the last Business Day of each calendar month thereafter and on the date of any principal payment (to the extent accrued on the principal amount paid) and at the Maturity Date. Unpaid interest accruing on amounts in default shall be payable on demand.

          (b) SELECTION OF ALTERNATIVE RATE. The Borrower may, subject to the requirements of this Section 2.08(b), on at least three (3) Business Days' prior written notice elect to have interest accrue on any Committed Loan or any portion thereof at a LIBOR Rate for an Applicable Interest Period. Such notice (herein, an "Interest Rate Notice") shall be deemed delivered on receipt by Agent except that the Interest Rate Notice received by the Agent after 10:00 a.m., (Seattle, Washington time), on any Business Day, shall be deemed to be received on the immediately succeeding Business Day. Such Interest Rate Notice shall identify, subject to the conditions of this Section 2.08(b), the Committed Loan or portions thereof and the Applicable Interest Period which the Borrower selects. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by the Borrower that as of the date of such Interest Rate Notice, the statements set forth in Article IV are true and correct and that no Event of Default or Default has occurred and is continuing. On receipt of such Interest Rate Notice, the Agent shall promptly notify each Lender by telephone (confirmed promptly by telex or facsimile transmission) of the information set forth in the Interest Rate Notice. Borrower's right to select a LIBOR Rate to apply to a Committed Loan or any portion thereof shall be subject to the following conditions:
(i) the aggregate of all Committed Loans or portions thereof to accrue interest at a particular LIBOR Rate for the same Applicable Interest Period shall be an integral multiple of One Million Dollars ($1,000,000) and not less than Five Million Dollars ($5,000,000); (ii) the Borrower shall not have selected more than six (6) different LIBOR Rates or Applicable Interest Periods to be applicable to portions of the Committed Loans at any one time; (iii) a LIBOR Rate may not be selected for any Committed Loan or portion thereof which is already accruing interest at a LIBOR Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (iv) the Agent or any Lender shall not have given notice pursuant to
Section 2.08(d) that the LIBOR Rate is not available and the Agent or any Lender shall not have given notice pursuant to Section 2.08(e) that the Applicable Interest Period selected by Borrower in the Interest Rate Notice is not available; (v) no Default or Event of Default shall have occurred and be continuing and (vi) if the Borrower elects to have some portion (but less than all) of the Committed Loans, accrue interest at a designated LIBOR Rate, the Borrower shall select a portion of each Lender's Committed Loans, to accrue interest at such rate in proportion to their respective Percentage Interests.
In the absence of an effective request for the application of a LIBOR Rate, the Committed Loans or remaining portions thereof shall accrue interest at the Base Rate. Any Interest Rate Notice which specifies a LIBOR Rate but fails to identify an Applicable Interest Period shall be deemed to be a request for the designated LIBOR Rate for an Applicable Interest Period of one (1) month. The Interest Rate Notice may be given with and contained in any Required Notice of Borrowing. If the Borrower delivers an Interest Rate Notice with any Required Notice of Borrowing for a Committed Loan and the Borrower thereafter declines to take such Committed Loan or a condition precedent to the making of such Loan is not satisfied or waived, Borrower shall indemnify the Agent and each Lender for all losses and any costs which the Agent or any Lender may sustain as a consequence thereof including, without limitation, the costs of redeployment of funds at rates lower than the cost to the Lenders of such funds. A certificate of the Agent or any Lender setting forth the amount due to it pursuant to this subparagraph (b) and the basis for, and the calculation of, such amount shall be PRIMA

FACIE evidence of the amount due pursuant to this subparagraph (b). Payment of the amount owed shall be due within fifteen (15) days after the Borrower's receipt of such certificate.

          (c) APPLICABLE DAYS FOR COMPUTATION OF INTEREST. Computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days, and for LIBOR loans, shall be made on the basis of a year of three hundred sixty (360) days, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (d) UNAVAILABLE FIXED RATE. If any Lender determines that for any reason fair and adequate means do not exist for establishing a particular LIBOR Rate or that accruing interest on any Committed Loan at a LIBOR Rate by such Lender has become unlawful, such Lender may give notice of that fact to the Agent and the Borrower and such determination shall be conclusive and binding absent manifest error. After such notice has been given and until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such notice no longer exist, the LIBOR Rate shall no longer be available in respect of Committed Loans. Thereafter, any request by the Borrower to have interest accrue on a Committed Loan at a LIBOR Rate shall be deemed to be a request for interest to accrue at the Base Rate. If the circumstances giving rise to the notice described herein no longer exist, the Lender shall notify the Borrower and Agent in writing of that fact, and the Borrower shall then once again become entitled to request that such a LIBOR Rate apply to the Committed Loans in accordance with Section 2.08(b) hereof.

          (e)  UNAVAILABLE INTEREST PERIODS.   Without limiting the terms of
Section 2.08(d), if any Lender determines that for any reason fair and adequate means do not exist for establishing a particular LIBOR Rate with an Applicable Interest Period of less than one month or that accruing interest on any Committed Loan at a LIBOR Rate for an Applicable Interest Period of less than one month by such Lender has become unlawful or is contrary to any internal policies (of general application) of such Lender, such Lender may give notice of that fact to the Agent and the Borrower and such determination shall be conclusive and binding absent manifest error. After such notice has been given and until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such notice no longer exist, the LIBOR Rate shall no longer be available in respect of Committed Loans for Applicable Interest Periods of less than one month. Thereafter, any request by the Borrower to have interest accrue on a Committed Loan at a LIBOR Rate for an Applicable Interest Period of less than one month shall be deemed to be a request for interest to accrue at the Base Rate. If the circumstances giving rise to the notice described herein no longer exist, the Lender shall notify the Borrower and Agent in writing of that fact, and the Borrower shall then once again become entitled to request that such a LIBOR Rate apply to the Committed Loans for Applicable Interest Periods of less than one month in accordance with Section 2.08(b) hereof.

     Section 2.09 INTEREST ON BID LOANS. The Borrower shall pay interest on the unpaid principal amount of each Bid Loan from the borrowing date to the stated maturity date thereof, at the rate of interest determined pursuant to
Section 2.04 above (calculated on the basis of a 360-day year for the actual number of days elapsed), payable on the stated maturity date thereof PROVIDED, HOWEVER, if the stated maturity date is more than three months after the borrowing date, accrued but unpaid interest shall also be payable in three-month intervals commencing on the day that is three months after such borrowing date. If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall bear interest from the date on which such payment was due at a rate per annum which is two percent (2%) above the rate which would otherwise be applicable to such Bid Loan until such Bid Loan's scheduled maturity date, and for each day thereafter until paid at a rate per annum which is two percent (2%) above the Base Rate (changing as such Base Rate changes). Unpaid interest accruing on amounts in default shall be payable on demand.

     Section 2.10 COMPENSATION FOR INCREASED COSTS. In the event that after the date hereof any change occurs in any applicable law, regulation, guideline, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any authority after the date hereof or any change occurs in any condition imposed by any authority on or prior to the date hereof which:

          (a) subjects any Lender to any Tax, or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any LIBOR Loan, such Lender's Committed or Bid Loan Note (to the extent such Notes evidence LIBOR Loans) or other amounts payable with respect to LIBOR Loans (other than a change in the rate of tax based solely on the overall net or gross income of such Lender); or

          (b) imposes, modifies or determines applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of any Lender in connection with its LIBOR Loans to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of LIBOR Rate; or

          (c) affects the amount of capital required or expected to be maintained by banks generally or corporations controlling banks and any Lender determines the amount by which such Lender or any corporation controlling such Lender is required or expected to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of such Lender's Loans or Commitments hereunder;

          (d) imposes upon any Lender any other condition with respect to its LIBOR Loans or its obligation to make LIBOR Loans;

which, as a result thereof, (i) increases the cost to any Lender of making or maintaining its LIBOR Loans or its Commitments hereunder, or (ii) reduces the net amount of any payment received by any Lender in respect of its LIBOR Loans (whether of principal, interest, commitment fees or otherwise), or
(iii) requires any Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its LIBOR Loans, in each case by an amount which any such Lender in its sole judgment deems material, then and in any such case the Borrower shall pay to the Agent for the account of such Lender on demand such amount or amounts as will compensate such Lender (on an after-tax basis) for any increased cost, deduction or payment actually incurred or made by such Lender. The demand for payment by any Lender shall be delivered to both the Agent and the Borrower and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon such Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. The statement of any Lender as to the additional amounts payable pursuant to this Section 2.10 shall be PRIMA FACIE evidence of the amounts payable hereunder.

     The protection of this Section 2.10 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, guideline, treaty, directive, condition or interpretation thereof. In the event that the Borrower pays any Lender the amount necessary to compensate such Lender for any charge, deduction or payment incurred or made by such Lender as provided in this Section 2.10, and such charge, deduction or payment or any part thereof is subsequently returned to such Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, guideline, treaty, directive or condition, then such Lender shall remit to the Borrower the amount paid by the Borrower which has actually been returned to such Lender (together with any interest actually paid to Lender on such returned amount), less such Lender's costs and expenses incurred in connection with such governmental regulation or any challenge made by such Lender with respect to its validity or applicability.

     Section 2.11  PREPAYMENTS.

          (a) COMMITTED LOANS. Base Rate Loans may be repaid at any time without penalty or premium. If a Committed Loan accruing interest at the LIBOR Rate is paid prior to the end of the Applicable Interest Period a fee computed in the manner set out in Schedule 1 shall be assessed and paid at the time of such payment. Such fee shall apply in all circumstances where such a Loan is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory or the result of the Agent's or Lenders' collection efforts.

          (b) BID LOANS. The Borrower may not voluntarily prepay any Bid Loan. If a Bid Loan is paid prior to its designated maturity in breach of the Borrower's obligations hereunder or as a result of the Agent's or Lenders' collection efforts, a fee computed in the manner set out in Schedule 1 shall be assessed and paid at the time of such prepayment. Payment of such fee is in addition to any other remedies available to Agent or any Lender in respect of such or any other breach.

     Section 2.12 NOTES. The Committed Loans shall be evidenced by promissory notes of the Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, payable to the order of the Lenders, dated as of the date hereof, and for each Lender in the face amount of such Lender's Commitment (the "Committed Loan Notes"). The Bid Loans made by each Lender shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit B hereto, with appropriate insertions, payable to the order of such Lender, dated as of the date hereof and in the face amount of the Total Commitment (the "Bid Loan Notes"). Each Lender is hereby authorized to record the date and amount of Committed Loans it makes and the date and amount of each payment of principal and interest thereon on a schedule annexed to its Committed Loan Note or maintained in connection therewith. Each Lender is hereby authorized to record the date and amount of each Bid Loan made by such Lender, the maturity date thereof, the date and amount of each payment of principal and interest thereon and the interest rate with respect thereto on a schedule annexed to its Bid Loan Note or maintained in connection therewith. Any such recordation by any Lender shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder, under the Committed Loan Notes, or under the Bid Loan Notes.

     Section 2.13  MANNER OF PAYMENTS.

          (a) All payments and prepayments of principal and interest on any Loan and all other amounts payable hereunder by the Borrower to the Agent or any Lender shall be made by paying the same in United States Dollars and in immediately available funds to the Agent at its Commercial Loan Service Center, Seattle, Washington not later than 10:00 o'clock A.M., Seattle time, on the date on which such payment or prepayment shall become due.

          (b) The Borrower hereby authorizes the Agent and each Lender, if and to the extent any payment is not promptly made pursuant to this Agreement or any other Loan Document, to charge from time to time against any or all of the accounts of the Borrower with the Agent or such Lender or any affiliate of the Agent or any Lender any amount due hereunder or under such other Loan Document.

          (c) Whenever any payment hereunder or under any other Loan Document shall be stated to be due or whenever the last day of any interest period would otherwise occur on a day other than a Business Day, such payment shall be made and the last day of such interest period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or facility fees, as the case may be, unless such extension would cause such payment to be made or the last day of such interest period to occur in the next following calendar month, in which case such payment shall be due and the last day of such interest period shall occur on the next preceding Business Day.

          (d) Any payment made by the Borrower hereunder shall be applied FIRST, against fees, expenses and indemnities due hereunder; SECOND, against interest due on amounts in default on any Committed Loan, if any; THIRD, against interest due on amounts in default on any Bid Loan, if any; FOURTH, against interest due on any Committed Loan; FIFTH, against interest due on any Bid Loan (applied pro rata in proportion to the aggregate interest due on all Bid Loans if more than one such Bid Loan is outstanding); SIXTH, against Committed Loan principal amounts in default, if any; SEVENTH, against Bid Loan principal amounts in default, if any (applied pro rata in proportion to the amounts in default if more than one such Bid Loan is in default); EIGHTH, against Committed Loan principal; and NINTH, against Bid Loan principal (applied pro rata in proportion to the then-outstanding principal balance of all Bid Loans if more than one such Bid Loan is outstanding).

     Section 2.14  FEES.

          (a) FACILITY FEES. At all times prior to the Maturity Date, Borrower agrees to pay to the Agent for the account of the Lenders in proportion to their Percentage Interests a facility fee computed daily and equal to the Facility Fee Rate computed daily on an amount equal to the Total Commitment. The facility fee shall be payable in arrears at quarterly intervals commencing on March 31, 1994 and payable on the last Business Day of each June, September, December and March thereafter, except that accrued facility fees shall be payable on the Maturity Date and on demand after default. Computations of facility fees shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. As used herein the "Facility Fee Rate" shall be determined in accordance with the following table:

     Borrower's               Facility Fee Rate
     Credit Rating            (expressed per annum)
     -------------            ----------------------

     Level 1                  12.5 basis points (.00125)
     Level 2                  17.5 basis points (.00175)
     Level 3                  20.0 basis points (.0020)
     Level 4                  25.0 basis points (.0025)
     Level 5                  37.5 basis points (.00375)

          (b)  ARRANGEMENT, AGENCY AND BID AGENCY FEES.   The Borrower shall pay
to the Agent and certain other parties, for their own account, arrangement, agency and bid agency fees in such amounts and at such times as are set forth in that certain letter agreement dated December 21, 1993, by and among Agent, the Borrower, and certain other parties.

     Section 2.15 SHARING OF PAYMENTS, ETC. Each borrowing of Committed Loans from the Lenders under Section 2.01 will be made pro rata in accordance with each Lender's Percentage Interest. Each payment and prepayment of the Committed Loans and each payment of interest on the Committed Loans will be made pro rata to each Lender in accordance with its Percentage Interest. If any Lender shall obtain any payment in respect of the Borrower's obligations under this Agreement, the Committed Loan Notes or the Bid Loan Notes (whether voluntary or involuntary, through the exercise of any right of set-off or otherwise) in excess of the share which it would have been entitled to receive had such payment been made to the Agent and applied pursuant to the terms of Section 2.13(d) hereof, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, but if any of such excess payment is afterward recovered from such purchasing

Lender, the purchase shall be rescinded and the purchase price restored, without interest, to the extent of such recovery. Borrower authorizes the purchase of such participations and agrees that any Lender so purchasing a participation from another Lender may exercise all its rights to payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE III

                              CONDITIONS OF LENDING

     The obligations of each Lender to deliver its Loan proceeds to the Agent and the obligation of the Agent to disburse such proceeds to the Borrower are subject to the fulfillment of the following conditions:

     Section 3.01 NOTICE OF BORROWING, PROMISSORY NOTES, ETC. In respect of any Committed Loan, the Agent shall have received the Required Notice of Borrowing and the Lenders shall have received their Committed Loan Notes all duly executed and delivered by the Borrower; and in respect of any Bid Loan, the Agent shall have received a Bid Loan Request and the Lenders shall have received their Bid Loan Notes all duly executed and delivered by the Borrower.

     Section 3.02 GUARANTIES. The Lenders shall have received the Guaranties duly executed and delivered by the Guarantors; such Guaranties shall remain in full force and effect; and neither the Agent nor any Lender shall have received any notice limiting, terminating or purporting to limit or terminate any Guaranty or claiming that the effect thereof has been limited or terminated for any reason.

     Section 3.03 CORPORATE AUTHORITY. The Agent and each Lender shall have received in form and substance satisfactory to it a certified copy of a resolution adopted by the Boards of Directors of the Borrower and of each Guarantor authorizing the execution, delivery and performance of the Loan Documents together with evidence of the authority and specimen signatures of the persons who have signed such Loan Documents and such other evidence of corporate authority as the Agent or any Lender shall reasonably require.

     Section 3.04 LEGAL OPINION. The Agent shall have received a written legal opinion substantially in the form attached hereto as Exhibit D, addressed to the Agent and the Lenders, of counsel for the Borrower and the Guarantors, who shall be selected by the Borrower and approved by the Agent.

     Section 3.05 DEFAULTS, ETC. At the date of each Loan no Default or Event of Default shall have occurred and be continuing or will have occurred as a result of the making of the Loan; and the representations and warranties of the Borrower in Article IV and of each Guarantor in its Guaranty shall be true on and as of such date.

     Section 3.06 CANCELLATION OF EXISTING LINES OF CREDIT. The existing credit lines extended to the Guarantors as identified on Schedule 2 hereto shall have been cancelled and all outstanding advances, all accrued interest, and all other amounts due under or in respect of such lines shall have been paid in full.

     Section 3.07 OTHER INFORMATION. The Agent and each Lender shall have received such other statements, opinions, certificates, documents and information with respect to the matters contemplated by this Agreement as it may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and each Lender as follows:

     Section 4.01 CORPORATE EXISTENCE AND POWER. The Borrower, the Guarantors, and the Borrower's other Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The Borrower, the Guarantors, and the Borrower's other Subsidiaries are each duly qualified to do business in each other jurisdiction where the nature of their respective activities or the ownership of their respective properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on the business, operations or consolidated financial condition of the Borrower or either Guarantor. Schedule 3 to this Agreement accurately sets forth the jurisdictions of incorporation or organization of the Borrower, each Guarantor and each of the Borrower's other Subsidiaries and the jurisdictions in which the Borrower, the Guarantors and each other Subsidiary are qualified to do business as a foreign corporation or company. The Borrower is the record and beneficial owner of all of the issued and outstanding shares of capital stock of each Guarantor. The Borrower and each Guarantor has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents to which it is a party.

     Section 4.02 BORROWER'S CORPORATE AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and any borrowing hereunder or thereunder have been duly authorized by all necessary corporate action of the Borrower, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of the Borrower, except such as have been obtained (certified copies thereof having been delivered to the Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower, any Subsidiary or any of their respective properties may be bound or affected.

     Section 4.03 GUARANTORS' CORPORATE AUTHORIZATION. The execution, delivery and performance by the Guarantors of their respective Guaranties and the other Loan Documents to which they are parties have been duly authorized by all necessary corporate action, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of either Guarantor, except such as have been obtained (certified copies thereof having been delivered to the Agent), do not contravene any law, regulation, rule or order binding on either of them or their respective Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which either Guarantor or any of their respective Subsidiaries is a party or by which either Guarantor, any such Subsidiary or any of their respective properties may be bound or affected.

     Section 4.04 GOVERNMENT APPROVALS, ETC. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by the Borrower or either Guarantor of the Loan Documents or in connection with any of the transactions contemplated thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to the Agent).

     Section 4.05 BINDING OBLIGATIONS, ETC. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the other Loan Documents (other than the Guaranties) when duly executed and delivered will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms. When duly executed and delivered, each Guaranty will constitute, the legal, valid and binding obligations of the applicable Guarantor enforceable against such Guarantor in accordance with its terms.

     Section 4.06 LITIGATION. Except as reflected in the financial statements referred to in Section 4.07 or otherwise set forth on the annexed Schedule 4, there are no actions, proceedings, investigations, or claims against or affecting the Borrower, either Guarantor or any of Borrower's other Subsidiaries now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of the Borrower has any thereof been threatened nor does any basis exist therefor) which if determined adversely to the Borrower, either Guarantor, or such other Subsidiary would be likely to have a material adverse effect on
(a) the business, operations or consolidated financial condition of the Borrower or either Guarantor; or (b) on the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents; or (c) on the ability of the Guarantors to perform their obligations under their respective Guaranties.

     Section 4.07 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower, the Guarantors and the Borrower's other Subsidiaries as at August 29, 1993, and the related statements of income and retained earnings for the period then ended, copies of which have been furnished to the Agent and each Lender fairly presents the financial condition of the Borrower, the Guarantors and the Borrower's other Subsidiaries as at such date, all in accordance with generally accepted accounting principles consistently applied. The Borrower, the Guarantors and the Borrower's other Subsidiaries did not have on such date any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheet and in the related notes. The consolidated balance sheet of Costco Wholesale Corporation and its Subsidiaries as at August 29, 1993, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Agent and each Lender fairly present the financial condition of Costco Wholesale Corporation and its Subsidiaries as at such date and the results of operations of Costco Wholesale Corporation and its Subsidiaries for the fiscal year then ended, all in accordance with generally accepted accounting principles consistently applied. Costco Wholesale Corporation and its Subsidiaries did not have on such date any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheets and in the notes to those financial statements. The consolidated balance sheet of The Price Company and its Subsidiaries as at August 29, 1993, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Agent and each Lender, fairly present the financial condition of The Price Company and its Subsidiaries as at such date and the results of operations of The Price Company and its Subsidiaries for the fiscal year then ended, all in accordance with generally accepted accounting principles consistently applied. The Price Company and its Subsidiaries did not have on such date any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheets and in the notes to those financial statements. Since the dates of such financial statements of Borrower and each Guarantor, there has been no material adverse change (other than the merger and restructure charge of One Hundred Twenty Million Dollars ($120,000,000) taken in the fiscal quarter ending on November 21, 1993) in the consolidated financial condition, operations, or business of the Borrower or either Guarantor.

     Section 4.08 TITLE AND LIENS. The Borrower, the Guarantors and the Borrower's other Subsidiaries have good and marketable title to each of the properties and assets reflected in the balance sheets referred to in
Section 4.07 (except such as have been since sold or otherwise disposed of in the ordinary course of business). No assets or revenues of the Borrower or either Guarantor are subject to any Lien except as permitted by this Agreement, disclosed in the balance sheets referred to in Section 4.07, or otherwise disclosed to the Agent in writing prior to the date of this Agreement. All properties of the Borrower, the Guarantors, and Borrower's other Subsidiaries and their respective use thereof comply with applicable zoning and use restrictions and with applicable laws and regulations relating to health, safety and the environment, non-compliance with which would have a material adverse effect on the business, operations, or consolidated financial condition of the Borrower or either Guarantor. Without limiting the foregoing, the Borrower, the Guarantors and the Borrower's other Subsidiaries are in compliance with all laws and regulations relating to pollution and environmental control in all jurisdictions in which the Borrower, the Guarantors and the Borrower's other subsidiaries are doing business.

     Section 4.09 TAXES. The Borrower, the Guarantors, and the Borrower's other Subsidiaries have filed all tax returns and reports required of them, have paid all Taxes which are due and payable, and have provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of the Borrower, the Guarantors and the Borrower's other Subsidiaries in respect of Taxes for all fiscal periods to date are accurate. There are no questions or disputes between the Borrower, either Guarantor, or any of Borrower's other Subsidiaries and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheets referred to in Section 4.07 or otherwise disclosed to the Agent in writing prior to the date of this Agreement.

     Section 4.10 PARI PASSU RANKING. The obligations of the Borrower to pay the principal of and interest on any Loan and all other amounts payable hereunder rank at least PARI PASSU both as to payment and as to security with all other Indebtedness of the Borrower now existing or hereafter incurred (except as to security, for Indebtedness secured by Liens permitted pursuant to Section 6.04).

     Section 4.11 LAWS, ORDERS; OTHER AGREEMENTS. Neither the Borrower, either Guarantor nor any other Subsidiary is in violation of or subject to any contingent liability on account of any laws, statutes, rules, regulations and orders of any Governmental Authority, except as set forth in Schedule 4.
Neither the Borrower, either Guarantor nor any other Subsidiary is in material breach of or default under any agreement to which it is a party or which is binding on it or any of its assets.

     Section 4.12 FEDERAL RESERVE REGULATIONS. Not more than twenty-five percent (25%) of the value of Borrower's, either Guarantor's, or any of Borrower's other Subsidiaries' assets consist of margin stock and neither the Borrower, either Guarantor, nor any of Borrower's other Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. The Borrower will furnish to the Agent on request by the Agent or any Lender a statement conforming with the requirements of Regulation U.

     Section 4.13  ERISA.

          (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of the Borrower, either Guarantor or any of the Borrower's other Subsidiaries or affect materially the ability of the Borrower or either Guarantor to perform the Loan Documents to which it is a party.

          (b) No Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or

Section 4975 of the Code) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code.

          (c) No Pension Plan or trust has been terminated, except in accordance with the Code, ERISA, and the regulations of the Internal Revenue Service and the PBGC as applicable to solvent plans in which benefits of participants are fully protected. No "reportable event" as defined in
Section 4043 of ERISA has occurred for which notice has not been waived or for which alternative notice procedures are permitted.

          (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

          (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code.

          (f) Neither the Borrower, either Guarantor nor any member of the Controlled Group has any withdrawal liability to any trust created pursuant to a multi-employer pension or benefit plan nor would be subject to any such withdrawal liability in excess of One Million Dollars ($1,000,000) if it withdrew from any such plan or if its participation therein were otherwise terminated.

     Section 4.14  SUBSIDIARIES.  In respect of Borrower's Subsidiaries,
Schedule 5 to this Agreement accurately sets forth as of the date of this Agreement the authorized capitalization of each such Subsidiary, the number of shares of each class of capital stock issued and outstanding of each Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by the Borrower or by any other such Subsidiary. The outstanding shares of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. The Borrower and each such Subsidiary owns beneficially and of record and has good title to all the shares it is listed as owning on Schedule 5, free and clear of any Lien.

     Section 4.15 PATENTS, LICENSES, FRANCHISES. The Borrower, each Guarantor and each of Borrower's other Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others except as disclosed in writing to the Agent prior to the date of this Agreement and except to the extent that the failure to own or possess any such property or rights does not and will not have a material adverse effect on the business, operations or consolidated financial condition of the Borrower or either Guarantor.

     Section 4.16 NOT INVESTMENT COMPANY, ETC. Borrower is not, and after the application by Borrower of the proceeds of any Loan made hereunder, Borrower will not be, subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any federal or state statute or regulation limiting its ability to incur Indebtedness.

     Section 4.17 REPRESENTATIONS AS A WHOLE. This Agreement, the other Loan Documents, the financial statements referred to in Section 4.07, and all other instruments, documents, certificates and statements furnished to the Agent or any Lender by the Borrower and the Guarantors, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. The Borrower has disclosed to the Lenders in writing any and all facts which have a material adverse effect on the business, operations or consolidated financial condition of the Borrower or either Guarantor, or the ability of the Borrower and the Guarantors to perform their respective obligations under the Loan Documents.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder and, until payment in full of each Loan, the Committed Loan Notes and the Bid Loan Notes, and performance of all other obligations of the Borrower under this Agreement and the other Loan Documents, the Borrower agrees to do all of the following unless the Agent (with the consent of the Majority Lenders) shall otherwise consent in writing.

     Section 5.01 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for general corporate purposes.

     Section 5.02 PAYMENT. The Borrower will pay the principal of and interest on the Loans in accordance with the terms of this Agreement, the Committed Loan Notes and the Bid Loan Notes and will pay when due all other amounts payable by Borrower hereunder and under any other Loan Document.

     Section 5.03 PRESERVATION OF CORPORATE EXISTENCE, ETC. Except in connection with a merger not otherwise prohibited under Section 6.02, the Borrower will preserve and maintain, and will cause the Guarantors and each of Borrower's other Subsidiaries to preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified (and will cause each Guarantor and other Subsidiary to qualify and remain qualified) as a foreign corporation in each jurisdiction where such qualification is necessary in view of its business and operations or the ownership of its properties.

     Section 5.04 VISITATION RIGHTS. At any reasonable time, and from time to time, the Borrower will permit and will cause each Guarantor and each of Borrower's other Subsidiaries to permit the Agent or any Lender to examine and make copies of and abstracts from the records and books of account of and to visit the properties of the Borrower, the Guarantors and such Subsidiaries and to discuss the affairs, finances and accounts of the Borrower, the Guarantors and such Subsidiaries with any of their respective officers, directors or employees.

     Section 5.05 KEEPING OF BOOKS AND RECORDS. The Borrower will keep adequate records and books of account in which complete entries will be made, in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Borrower, the Guarantors or other Subsidiaries, as the case may be.

     Section 5.06 MAINTENANCE OF PROPERTY, ETC. The Borrower will maintain and preserve and will cause each Guarantor and each of Borrower's other Subsidiaries to maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted, and will from time to time make (and cause each Guarantor and each other Subsidiary to make) all needed repairs, renewals, or replacements so that the efficiency of such properties shall be fully maintained and preserved.

     Section 5.07 COMPLIANCE WITH LAWS, ETC. The Borrower will comply and will cause each Guarantor and each of Borrower's other Subsidiaries to comply in all material respects with all laws, regulations, rules, and orders of Governmental Authorities, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and with provision having been made to the satisfaction of the Agent for the payment of any fines, charges, penalties or other costs in respect thereof in the event the contest is determined adversely to the Borrower, either Guarantor, or any other Subsidiary.

     Section 5.08 OTHER OBLIGATIONS. The Borrower will pay and discharge and will cause each Guarantor and each of Borrower's other Subsidiaries to pay and discharge before the same shall become delinquent all Indebtedness, Taxes, and other obligations for which the Borrower, either Guarantor or other Subsidiary is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a Lien upon assets of the Borrower, either Guarantor or any other Subsidiary, except (a) any thereof whose validity or amount is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and with provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Borrower, either Guarantor, or any other Subsidiary; and (b) any trade payables, arising from the purchase of inventory, which are paid in accordance with industry practice and prior to the time any collection proceeding is commenced by any vendor.

     Section 5.09 INSURANCE. The Borrower will keep in force and will cause each Guarantor and each of the Borrower's other Subsidiaries to keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry and as shall be reasonably satisfactory to the Agent. From time to time, on request, the Borrower will furnish to the Agent certificates of insurance or duplicate policies evidencing such coverage.

     Section 5.10 FINANCIAL INFORMATION. The Borrower will deliver to the Lenders (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related statements of revenue and expenses, statements of shareholder's equity and statements of cash flow for such year, accompanied by the audit report thereof by independent certified public accountants selected by the Borrower and approved by the Agent (which report shall be prepared in accordance with generally accepted accounting principles consistently applied and shall not be qualified by reason of restricted or limited examination of any material portion of the Borrower's (or any Guarantor's or other Subsidiary's) records and shall contain no disclaimer of opinion); (b) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, the unaudited consolidated balance sheet and statement of revenues and expenses, statement of shareholder's equity and statement of cash flow of the Borrower and its Subsidiaries as of the end of such fiscal quarter (including the fiscal year to the end of such fiscal quarter), accompanied by an Officer's Certificate to the effect that such unaudited balance sheet and related statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the consolidated financial position and results of operations of the Borrower, the Guarantors and the other Subsidiaries as of the end of and for such fiscal quarter and that since the fiscal year-end report referred to in clause (a) there has been no material adverse change in the consolidated financial condition or operations of the Borrower, the Guarantors and the other Subsidiaries as shown on the balance sheet as of said date; (c) within sixty
(60) days after the close of each of the first three fiscal quarters of the Borrower and within ninety (90) days after the close of each of the Borrower's fiscal years, an Officer's Certificate substantially in the form of the attached Exhibit G stating that as of the close of such fiscal quarter no Default or Event of Default had occurred and was continuing; (d) as soon as available and in any event not later than the end of each fiscal year of the Borrower, its financial projections for the succeeding fiscal year in form reasonably acceptable to Agent; (e) as soon as available, all reports sent by Borrower to its shareholders and all quarterly and annual reports filed by Borrower with the Securities and Exchange Commission and each other Governmental Authority having jurisdiction over Borrower; and (f) all other statements, reports and other information as the Agent or any Lender may reasonably request concerning the financial condition and business affairs of the Borrower, either Guarantor or any of Borrower's other Subsidiaries.

     Section 5.11 NOTIFICATION. Promptly after learning thereof, the Borrower will notify the Lenders of (a) the details of any action, proceeding, investigation or claim against or affecting the Borrower, either Guarantor or any of Borrower's other Subsidiaries, instituted before any court, arbitrator or Governmental Authority or, to the Borrower's knowledge threatened to be instituted, which, if determined adversely would be likely to have a material adverse effect on the business, operations or consolidated financial condition of the Borrower or either Guarantor; (b) any substantial dispute between the Borrower, either Guarantor or any other Subsidiary and any Governmental Authority; (c) any labor controversy which has resulted in or, to the Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of the Borrower, either Guarantor or any other Subsidiary;
(d) if the Borrower, either Guarantor or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, the notice of such reportable event given or required to be given to the PBGC; (e) any change in the rating assigned to Borrower's senior unsecured debt by Standard & Poor's Corporation or Moody's Investor Service or any failure by Borrower to have its senior unsecured debt rated by at least one such rating agency; and (f) the occurrence of any Default or Event of Default.

     Section 5.12 ADDITIONAL PAYMENTS; ADDITIONAL ACTS. From time to time and upon demand by the Agent, the Borrower will (a) pay or reimburse Agent and the Lenders for all Taxes imposed on this Agreement and any other Loan Document and for all expenses including out-of-pocket legal fees and allocated charges of internal legal counsel incurred in connection with the enforcement by judicial proceedings or otherwise of any of the rights of the Agent or the Lenders under this Agreement or any other Loan Document, (b) pay or reimburse Agent for all expenses, including legal fees, actually incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents and the making of any Loan; (c) obtain and promptly furnish to the Agent evidence of all such Government Approvals as may be required to enable Borrower and both Guarantors to comply with their respective obligations under the Loan Documents; and (d) execute and deliver all such other instruments and perform all such other acts as the Agent or any Lender may reasonably request to carry out the transactions contemplated by this Agreement and the other Loan Documents.

     Section 5.13 TANGIBLE NET WORTH. The Borrower (together with the Guarantors and Borrower's other Subsidiaries) shall maintain at all times on a consolidated basis a Tangible Net Worth equal to or greater than the sum of
(a) $1,412,000,000 and (b) fifty percent (50%) of the cumulative Consolidated Net Income of the Borrower for all fiscal quarters ended since November 21, 1993 in which the Borrower earned Consolidated Net Income greater than zero, and
(c) the amount, if any, by which the shareholders' equity of the Borrower has increased since November 21, 1993 as a result of the issuance of common stock or the conversion of debt securities into common stock. As used herein, "Tangible Net Worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets (i) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges including unamortized debt discount and research and development costs), (ii) treasury stock, (iii) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation, and (v) any revaluation or other write-up in book value of assets subsequent to the fiscal year of such corporation last ended at the date of this Agreement.

     Section 5.14 Debt to Capitalization Ratio. The Borrower (together with the Guarantors and Borrower's other Subsidiaries) shall maintain at all times on a consolidated basis a ratio of Total Debt to Capitalization which is equal to or less than 0.5 to 1.0. As used herein, "Total Debt" means all Indebtedness for borrowed money of the Borrower, the Guarantors and Borrower's other Subsidiaries (including subordinated and convertible debt and commercial paper) and all indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which Borrower, either Guarantor or any other Subsidiary is contingently or directly liable as obligor, guarantor, partner, joint venturer or otherwise, or in respect of which Borrower, either Guarantor or any other Subsidiary otherwise assures a creditor against loss. As used herein, "Capitalization" means the sum of Total Debt and the Borrower's shareholders' equity.

     Section 5.15 Fixed Charge Coverage. The Borrower (together with the Guarantors and Borrower's other Subsidiaries) shall maintain at all times on a consolidated basis a ratio of Consolidated Net Earnings to Consolidated Fixed Charges of at least 2.0 to 1.0. As used herein, "Consolidated Net Earnings" means Consolidated Net Income before charges for interest, Taxes and operating lease expense and before the merger and restructure charge of One Hundred Twenty Million Dollars ($120,000,000) taken in the fiscal quarter ending on November 21, 1993 for any period of four (4) consecutive fiscal quarters. As used herein, "Consolidated Fixed Charges" means the sum of (a) obligations payable during such period of four (4) consecutive fiscal quarters for interest on Indebtedness and (b) operating lease expense payable during such period. As used herein, "four (4) consecutive fiscal quarters" shall include fiscal quarters of the Guarantors ending on or prior to August 29, 1993, and as to such quarters, Borrower's Consolidated Net Earnings and Consolidated Fixed Charges shall be deemed to be amounts determined by consolidating the Consolidated Net Earnings and Consolidated Fixed Charges of each of the Guarantors for such quarters.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder and until payment in full of each Loan, the Committed Loan Notes and the Bid Loan Notes and performance of all other obligations of the Borrower under this Agreement and the other Loan Documents, the Borrower agrees that it will not do any of the following unless the Agent (with the consent of the Majority Lenders) shall otherwise consent in writing.

     Section 6.01 DIVIDENDS. The Borrower shall not (a) declare or pay any dividend (except dividends payable in its capital stock) on any share of any class of its capital stock nor (b) apply any assets to the purchase, redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of any shares of any capital stock of Borrower, if the amount of such dividend or other distribution, together with all other dividends paid or declared during the same fiscal year and all other such distributions made during such fiscal year, would exceed Fifty Percent (50%) of the Consolidated Net Income of the Borrower and its consolidated Subsidiaries during such fiscal year.

     Section 6.02 LIQUIDATION, MERGER, SALE OF ASSETS. The Borrower shall not and shall not permit either Guarantor or any of Borrower's other Subsidiaries to merge or to liquidate, dissolve or enter into any consolidation, joint venture, partnership or other combination nor sell, lease or dispose of all or any portion of the Borrower's, either Guarantor's or any Subsidiary's assets, EXCEPT for (a) a merger of such a Subsidiary with the Borrower or another such Subsidiary, (b) a merger of the Borrower or one of its Subsidiaries if the Borrower or such Subsidiary is the surviving corporation and no Default or Event of Default has occurred and will occur as a result of the merger, (c) a sale of goods in the ordinary course of business, (d) a sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to another Subsidiary, (e) any joint venture in which investment is permitted under
Section 6.05, or (f) any other sale, lease or other disposition of assets by the Borrower or a Subsidiary of the Borrower if the aggregate net book value of such assets and of all other assets sold, leased or otherwise disposed of by the Borrower and Subsidiaries during the immediately preceding twelve (12) month period (excepting sales permitted under clause (c) or (d) of this Section 6.02) does not exceed five percent (5%) of the aggregate book value of the assets of the Borrower and its consolidated Subsidiaries at the close of the fiscal quarter last ended on the date of calculation.

     Section 6.03 GUARANTIES, ETC. The Borrower shall not (and shall not permit either Guarantor or any of Borrower's other Subsidiaries to) assume, guaranty, endorse or otherwise become directly or contingently liable for, nor obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other person, except (a) the Guaranties; (b) guaranties of Borrower's obligations arising under or in connection with that certain Short-Term Revolving Credit Agreement executed by and among the Agent, the Borrower, the Lenders and the Co-Agents as of January 31, 1994; (c) guaranties of any direct obligations of any of Borrower's Subsidiaries; (d) at all times on or before March 1, 1994, guaranties of the Borrower's obligations to repay advances under uncommitted facilities up to an aggregate principal amount at any one time outstanding of Two Hundred Million Dollars ($200,000,000) provided that no such advances have a maturity of more than one year and no more than One Hundred Million Dollars ($100,000,000) of such advances have a maturity beyond March 1, 1994, and provided further, that in no event will the aggregate Indebtedness of the Borrower and the Guarantors due in respect of advances made under uncommitted facilities exceed Two Hundred Million Dollars ($200,000,000); (e) at all times after March 1, 1994, guaranties of the Borrower's obligations to repay advances under uncommitted facilities up to an aggregate principal amount at any one time outstanding of One Hundred Million Dollars ($100,000,000) provided that no such advances have a maturity of more than one year; (f) guaranties of the Borrower's obligations under commercial paper issued by the Borrower; (g) a guaranty from the Borrower of indebtedness owing by Atlas Hotels up to a maximum principal amount of Fifty Million Dollars ($50,000,000) provided that at all times that such guaranty is effective, all Indebtedness of Atlas Hotels owing to Borrower, either Guarantor or any of Borrower's other Subsidiaries shall have been paid in full; (h) guaranties of the Borrower's obligations under facilities for the issuance of commercial and standby letters of credit up to an aggregate facility amount of Three Hundred Million Dollars ($300,000,000) and (i) in addition to the guaranties permitted pursuant to subclauses (a) through (h) above, guaranties of obligations on Indebtedness which in the aggregate for the Borrower, the Guarantors and the other Subsidiaries does not exceed at any one time the sum of Fifty Million Dollars ($50,000,000).

     Section 6.04 LIENS. The Borrower shall not create, assume or suffer to exist and shall not permit either Guarantor or any of the Borrower's other Subsidiaries to create, assume or suffer to exist any Lien on any of the Borrower's, Guarantors' or other Subsidiary's assets, EXCEPT (a) existing Liens reflected in the balance sheets referred to in Section 4.07 or otherwise previously disclosed to the Agent in writing, (b) purchase-money security interests in inventory which have been perfected under the Uniform Commercial Code and which secure Indebtedness not exceeding in the aggregate for Borrower, the Guarantors and all other Subsidiaries, Fifty Million Dollars ($50,000,000) at any time, (c) purchase-money security interests in new equipment which are limited to such equipment, (d) Liens on real property which, together with other such Liens then existing, secure Indebtedness which does not in the aggregate for Borrower, the Guarantors and all other Subsidiaries exceed One Hundred Fifty Million Dollars ($150,000,000) at any time, and (e) Liens on inventory owned by Costco U.K. Ltd. to secure a working capital line of credit in favor of such Subsidiary not to exceed Twenty Million Dollars ($20,000,000) at any one time outstanding.

     Section 6.05 INVESTMENTS. The Borrower shall not, and shall cause the Guarantors and Borrower's other Subsidiaries not to, make any loan or advance to any person or purchase or otherwise acquire the capital stock, shares, voting trust certificates, bonds, debentures, notes or instruments or other securities or evidences of indebtedness or obligations of or any interest in or make any capital contribution to, any person in excess of Twenty Million Dollars ($20,000,000) in any one case or, in the aggregate, at any one time, in an amount more than five percent (5%) of the aggregate book value of the assets of the Borrower and its consolidated Subsidiaries at the close of the fiscal quarter last ended on the date of calculation, except (a) time deposits maturing within one year at commercial banks organized or licensed to conduct a banking business under the laws of the United States of America or any state thereof having capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000); (b) marketable general obligations of the United States or a state thereof or marketable obligations fully guaranteed by the United States; (c) short-term commercial paper with the highest rating of a generally recognized rating service; (d) loans or advances by Borrower to its Subsidiaries; (e) loans or advances by either Guarantor to its Subsidiaries and
(f) those investments described on Schedule 7.

     Section 6.06 ACCOUNTING CHANGE. The Borrower shall maintain a fiscal year ending on the Sunday closest to the last day in August and shall not make any significant change in accounting policies or reporting practices other than changes required by generally accepted accounting principles or otherwise required by law.

     Section 6.07 ERISA COMPLIANCE. Neither Borrower, either Guarantor, nor any member of the Controlled Group nor any Plan of any of them will (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code; (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived; (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any property of Borrower, either Guarantor or any member of the Controlled Group pursuant to

Section 4068 of ERISA; or (d) violate state or federal securities laws applicable to any Plan.

     Section 6.08 GUARANTOR Indebtedness. The Borrower shall cause each Guarantor not to create, incur or become liable for any Indebtedness except
(a) existing Indebtedness reflected on the balance sheets referred to in
Section 4.07 (other than Indebtedness incurred under lines of credit identified on the annexed Schedule 2) together with any renewal or extension of such Indebtedness or any portion thereof to a date on or before the Maturity Date;
(b) current accounts payable or accrued, incurred by such Guarantor in the ordinary course of its business; (c) Indebtedness for the deferred purchase price or obligations under leases of real or personal property used by the Guarantor in its business but not exceeding at any time for either Guarantor, the sum of Fifty Million Dollars ($50,000,000); (d) that certain Revolving Line of Credit in the amount of Fifty Million Canadian Dollars (CDN $50,000,000) and that certain Revolving Reducing Term Loan in the amount of Forty Million Canadian Dollars (CDN $40,000,000) each evidenced by that certain Credit Agreement by and among Price Club Canada Inc. as "Borrower", National Bank of Canada as "Agent" and certain other parties as "Lenders" dated as of December 2, 1993; (e) Indebtedness arising under any guaranty not prohibited by Section 6.03; (f) Indebtedness owing by such Guarantor to the Borrower; and (g) on or before March 1, 1994, Indebtedness owed in respect of advances under uncommitted facilities up to an aggregate principal amount at any one time outstanding for both Guarantors of Two Hundred Million Dollars ($200,000,000) provided that no such advances have a maturity beyond March 1, 1994, and provided further, that in no event will the aggregate Indebtedness of the Borrower and the Guarantors due in respect of advances made under uncommitted facilities exceed Two Hundred Million Dollars ($200,000,000) .


                                   ARTICLE VII

                                EVENTS OF DEFAULT

     Section 7.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

          (a) LOAN PAYMENT DEFAULT. The Borrower shall fail to pay when due any amount of principal of or interest on any Loan; or

          (b) OTHER PAYMENT DEFAULT. The Borrower shall fail to pay any amount payable by it hereunder or under any Loan Document

(other than amounts referred to in Section 7.01(a)) and such failure shall remain unremedied for ten (10) days; or

          (c) BREACH OF WARRANTY. Any representation or warranty made or deemed made by the Borrower or either Guarantor under or in connection with this Agreement, the other Loan Documents, or other statements executed in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) BREACH OF CERTAIN COVENANTS. The Borrower shall fail to perform or observe any covenant set forth in Sections 5.11(f), 5.13, 5.14, 5.15, 6.01, 6.02, 6.03, 6.06, 6.07 or 6.08 hereof; or

          (e) BREACH OF OTHER COVENANTS. The Borrower shall fail to perform or observe any other covenant, obligation or term of this Agreement and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; or

          (f) CROSS-DEFAULT. An "Event of Default" (as such term is defined in that certain Short-Term Revolving Credit Agreement executed by and among the Agent, the Borrower, the Lenders and the Co-Agents as of January 31, 1994) shall have occurred and be continuing or the Borrower, either Guarantor, or any of Borrower's other Subsidiaries shall fail (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness for borrowed monies or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for borrowed monies, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness for borrowed monies and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of such Indebtedness; or

          (g) PREPAYMENT. Any Indebtedness for borrowed monies of the Borrower, either Guarantor or any of Borrower's other Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (h) VOLUNTARY BANKRUPTCY, ETC. The Borrower, either Guarantor or any of Borrower's other Subsidiaries shall: (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

          (i) INVOLUNTARY BANKRUPTCY, ETC. An order for relief shall be entered against the Borrower, either Guarantor or any of Borrower's other Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging the Borrower, either Guarantor, or any of Borrower's other Subsidiaries a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower, either Guarantor or any other Subsidiary or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of sixty (60) days after the filing of any involuntary petition against the Borrower, either Guarantor's or any of Borrower's other Subsidiaries seeking any of the relief specified in Section 7.01(h) or this Section 7.01(i) without the petition being dismissed prior to that time; or

          (j) INSOLVENCY, ETC. The Borrower, either Guarantor or any of Borrower's other Subsidiaries shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of the Borrower, either Guarantor or any other Subsidiary, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of the Borrower, either Guarantor or any of Borrower's other Subsidiaries; or

          (k) ERISA. The Borrower, either Guarantor or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of Five Hundred Thousand Dollars ($500,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate Unfunded Vested Liabilities in excess of Five Hundred Thousand Dollars ($500,000) shall be filed under Title IV of ERISA by the Borrower, either Guarantor, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans; or

          (l) GUARANTIES. Either Guarantor shall have notified the Agent or either Lender to the effect that its Guaranty is no longer in full force and effect or shall otherwise limit, terminate, or purport to limit or terminate its Guaranty or claim that the effect thereof has been limited or terminated for any reason; or

          (m) JUDGMENT. A final judgment or order for the payment of money in excess of Thirty Million Dollars ($30,000,000) or its equivalent in another currency shall be rendered against the Borrower, either Guarantor or any of Borrower's other Subsidiaries and such judgment or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days; or

          (n) CHANGE OF CONTROL. Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty percent (30%) or more of the outstanding shares of common stock of the Borrower; or, individuals who have become directors of the Borrower within any two (2) year period (other than by reelection to a successive term) shall constitute a majority of the board of directors of the Borrower.

     Section 7.02 CONSEQUENCES OF DEFAULT. If any of the Events of Default described in Section 7.01(h) or Section 7.01(i) shall occur, the Total Commitment and the Lenders' respective Commitments shall immediately terminate, the principal of and the interest on the Loans and all other sums payable by Borrower hereunder and under the Committed Loan Notes and Bid Loan Notes shall become immediately due and payable all without protest, presentment, notice or demand, all of which the Borrower expressly waives. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, the Agent shall at the request, or may with the consent, of the Majority Lenders immediately terminate the Total Commitment and the Lenders' respective Commitments and, if Loans shall have been made, the Agent shall at the request, or may with the consent, of the Majority Lenders declare the principal of and the interest on the Loans, the Committed Loan Notes and the Bid Loan Notes and all other sums payable by the Borrower hereunder or thereunder to be immediately due and payable, whereupon the same shall become immediately due and payable all without protest, presentment, notice, or demand, all of which the Borrower expressly waives. If any Lender of a Bid Loan shall suffer an Event of Default under subsection 7.01(a) due to the Borrower's failure to pay any amount of principal on or interest of any Bid Loan made by such Lender, such Lender may send a written request to the Agent to obtain approval of the Majority Lenders to terminate the Total Commitment and the Lenders' respective Commitments, to declare the principal of and the interest on the Loans, the Committed Loan Notes and the Bid Loan Notes and all other sums payable by the Borrower hereunder or thereunder to become immediately due and payable and, if such approval is not obtained within ten (10) Business Days after the date such request is received, the affected Lender may elect to accelerate the Bid Loan in default and may exercise remedies in respect of such Bid Loan by any and all legal means.


                                  ARTICLE VIII

                                    THE AGENT

     Section 8.01 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and any holders of any

Committed Loan Note or Bid Loan Note, PROVIDED that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law and PROVIDED, FURTHER, that without the consent of all Lenders, the Agent shall not change or modify the Total Commitment, any Lender's Commitment, the definition of "Majority Lenders", the conditions precedent set forth in Article III, the timing or rates of interest payments, the timing or amount of facility fees, the timing or amounts of principal payments due in respect of Loans, or the terms of the prohibition against any merger by Borrower or any Subsidiary pursuant to
Section 6.02, and PROVIDED, FURTHER, that the terms of Section 2.07, Section 2.14(b) and this Article VIII shall not be amended without the prior written consent of the Agent (acting for its own account). In the absence of instructions from the Majority Lenders, the Agent shall have authority (but no obligation), in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of the Lenders or the consent of the Majority Lenders and any such action or failure to act shall be binding on all the Lenders and on all holders of the Committed Loan Notes and Bid Loan Notes. Each Lender and each holder of any Committed Loan Note or Bid Loan Note shall execute and deliver such additional instruments, including powers of attorney in favor of the Agent, as may be necessary or desirable to enable the Agent to exercise its powers hereunder.


     Section 8.02  DUTIES AND OBLIGATIONS.

          (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (i) may treat each Lender which is a party hereto as the party entitled to receive payments hereunder until the Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and made in accordance with the terms hereof and a written agreement of the assignee that it is bound hereby as it would have been had it been an original party hereto, in each case in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or in any instrument or document furnished pursuant hereto or thereto; (iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of the Borrower or as to the use of the proceeds of any Loan or as to the existence or possible existence of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement or of any instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect to this Agreement by acting upon any oral or written notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder or any representation or warranty of a Guarantor made in its Guaranty.

          (b) The Agent will account to each Lender for its Percentage Interest of payments of principal of, interest on and facility fees in respect of the Committed Loans which are received by the Agent from the Borrower and will promptly remit to the Lenders entitled thereto all such payments. The Agent will account to each Lender entitled thereto for payments of principal of and interest on the Bid Loans which are received by the Agent from the Borrower and will promptly remit such payments to the Lender or Lenders entitled thereto.
The Agent will transmit to each Lender copies of all documents received from the Borrower pursuant to the requirements of this Agreement other than documents which by the terms of this Agreement Borrower is obligated to deliver directly to Lenders.

          (c) Each Lender or its assignee organized outside of the United States shall furnish to the Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. 1001 and 4224) as may be required by applicable law or regulation to establish such Lender's status for tax withholding purposes.

     Section 8.03 DEALINGS BETWEEN AGENT AND BORROWER. With respect to its Commitment and the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" shall unless otherwise expressly indicated include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, act and generally engage in any kind of business with the Borrower or either Guarantor and any person which may do business with the Borrower or either Guarantor, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Lenders.

     Section 8.04 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 8.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower) ratably according to their respective Percentage Interests from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, except any such as result from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly on demand in proportion to its Percentage Interest for any out-of-pocket expenses, including legal fees, incurred by the Agent in connection with the administration or enforcement of or the preservation of any rights under this Agreement or any other Loan Document (to the extent that the Agent is not reimbursed for such expenses by the Borrower or the Guarantors).

     Section 8.06 SUCCESSOR AGENT. The Agent may give written notice of resignation at any time to the Lenders and the Borrower and may be removed at any time with cause by the Majority Lenders. Upon any such notice of resignation or removal, Bank of America, National Trust and Savings Association (the "First Co-Agent") shall upon its written notice of acceptance become the Agent hereunder. If the First Co-Agent shall not accept its appointment as Agent, or upon any notice of resignation or removal of the First Co-Agent in accordance with the first sentence of this Section 8.06, Morgan Guaranty Trust Company of New York (the "Second Co-Agent") shall upon its written notice of acceptance become the Agent hereunder. Until such time as it is appointed Agent hereunder and accepts such appointment, neither Co-Agent shall have any obligation hereunder, fiduciary or otherwise, as Co-Agent or Agent hereunder.
If the Second Co-Agent shall not accept its appointment as Agent or if the Second Co-Agent shall thereafter resign or be removed with cause by the Majority Lenders, the Majority Lenders shall have the right to appoint a Successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the Second Co-Agent's giving of notice of resignation or the Majority Lenders' removal of the Second Co-Agent, then the Second Co-Agent may on behalf of the Lenders, appoint a successor Agent, which shall be a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Until the acceptance by such a successor Agent, the retiring Agent shall continue as "Agent" hereunder. Notwithstanding any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01 NO WAIVER; REMEDIES CUMULATIVE. No failure by the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default under this Agreement or any other Loan Document nor prejudice the rights of the Agent or any Lender in the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     Section 9.02 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A.

     Section 9.03 CONSENT TO JURISDICTION. The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement or any other Loan Document and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.03 shall impair the right of the Agent or any other Lender or the holder of any Committed Loan Note or Bid Loan Note to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction, and the Borrower irrevocably submits to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which the Borrower is incorporated or sitting in any place where property or an office of the Borrower is located.

     Section 9.04 NOTICES. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, facsimile transmission, telegram or cable and shall be mailed (with first class postage prepaid) or sent or delivered to each party at the address set forth under its name on Schedule 6 hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt.

     Section 9.05 ASSIGNMENT AND PARTICIPATIONS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, PROVIDED that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agent and all the Lenders, and any such assignment or transfer purported to be made without such consent shall be ineffective. Any Lender may at any time (a) sell to any entity participation interests in its Bid Loans; or (b) sell to any Eligible Assignee participation interests in its Committed Loans and Commitment. Such sales may be made without the consent of the Agent, any other Lender or the Borrower PROVIDED, HOWEVER, (a) that the selling Lender shall have provided the Borrower with prior written notice of the sale of any participation interest in any Committed Loan or in such Lender's Commitment; and (b) that the selling Lender retains the right to vote as a Lender hereunder in respect of the interest sold without being bound to obtain the consent of its participant or to exercise its rights in accordance with instructions received from its participant (except that the participant's consent can be required for proposed changes to the timing or amount of principal payments or changes to the timing, rate or amount of payments of interest or fees). Any Lender may pledge or assign all or any part of its interest under the Loan Documents for security purposes to any Federal Reserve Bank. Any Lender may assign or otherwise transfer to any Eligible Assignee all or any part of its interest under the Loan Documents (y) without the consent of the Agent, any other Lender, or the

Borrower to any of the assigning Lender's affiliates or to any other Lender; or
(z) with the prior written consent of the Agent and, if no Event of Default shall have occurred and be continuing, the Borrower, (such consents not to be unreasonably withheld or delayed) but without the consent of the other Lenders, to any other person PROVIDED, HOWEVER, that in either case no such assignment (as distinguished from the sale of a participation) (i) shall be made in an amount less than Ten Million Dollars ($10,000,000) nor (ii) shall be made if after giving effect to such assignment the aggregate amount of the Loans and unused Commitment of the assigning Lender would be less than Ten Million Dollars ($10,000,000) and PROVIDED, FURTHER, that in connection with any assignment (as distinguished from the sale of a participation) the assigning Lender shall pay to Agent a fee of Two Thousand Five Hundred Dollars ($2,500) for each proposed assignee. The assignee of any permitted sale or assignment (including assignments for security and sales of participations) shall have the same rights and benefits against the Borrower and otherwise under the Loan Documents (excepting however, in the case of sales of participations, the right to grant or withhold consents or otherwise vote in respect thereof) including the right of setoff, and in the case of any outright assignment (as distinguished from an assignment for security or the sale of a participation) the same obligations in respect thereof, as if such assignee were an original Lender. Unless an Event of Default shall have occurred and be continuing, each Lender agrees that without the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) it will not disclose to any prospective participant or assignee any nonpublic financial information concerning the Borrower, either Guarantor or any other Subsidiary which was furnished to such Lender pursuant to this Agreement. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement shall mean and include any holder of a Note originally issued to a Lender hereunder, and each such holder shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto. Any outright assignment of a Lender's interest hereunder to another Lender (other than an assignment of a Bid Loan) made in conformance with the terms of this
Section 9.05 shall result in a corresponding adjustment to the selling and purchasing Lenders' Percentage Interests. As used herein, "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States of America; and (iii) a person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a person of which a Lender is a Subsidiary, or (C) a person of which a Lender is a Subsidiary.

     Section 9.06 BORROWER'S INDEMNITY. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay, indemnify and hold each Lender, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorney's fees and the allocated charges of internal legal counsel) of any kind or nature whatsoever with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to this Agreement or any other Loan Document or any actual or proposed use of proceeds of the Loans hereunder, whether or not any Indemnified Person is a party thereto (all of the foregoing, collectively the "Indemnified Liabilities"); PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the negligence or willful misconduct of such Indemnified Person; and PROVIDED, FURTHER, without limiting Sections 10.12 or
8.05 hereof, this Section 9.06 shall not be construed to require the Borrower to pay, indemnify, or hold the Indemnified Person harmless for Indemnified Liabilities arising solely in connection with disputes by and among the Agent, the Co-Agents, the Lenders, any assignee of any Lender (including any purchaser of a participation interest in any Loan). All amounts owing under this
Section 9.06 shall be paid promptly upon demand. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person in respect of any Indemnified Liabilities using legal counsel satisfactory to such Indemnified Person at the sole cost and expense of the Borrower.

     Section 9.07 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     Section 9.08 SURVIVAL. The representations, warranties and indemnities of the Borrower in favor of the Agent and the Lenders and the representations, warranties and indemnities of the Lenders in favor of the Agent shall survive indefinitely and, without limiting the foregoing, shall survive the execution and delivery of this Agreement and the other Loan Documents, the making of any Loan, the expiration of the Total Commitment and the repayment of all Loans and other amounts due hereunder.

     Section 9.09 CONDITIONS NOT FULFILLED. If the Commitments are not borrowed or Bid Loans are not made owing to nonfulfillment of any condition precedent specified in Article III, no party hereto shall be responsible to any other party for any damage or loss by reason thereof, except that the Borrower shall in any event be liable to pay the fees, Taxes, and expenses for which it is obligated hereunder. If for any other reason the Commitment of any Lender is not borrowed or a Bid Loan is not made neither the Agent nor any other Lender shall be responsible to the Borrower for any damage or loss by reason thereof, nor shall any other Lender or the Borrower be excused from its performance hereunder.

     Section 9.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits and Schedules hereto and the letter agreement referred to in
Section 2.14(b) hereof, comprise the entire agreement of the parties and may not be amended or modified except by written agreement of the Borrower and the Agent executed in conformance with the terms of Section 8.01 hereof. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     Section 9.11 WAIVER OF JURY TRIAL. The parties hereto waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement or any other Loan Document, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Agreement or any other Loan Document, and agree that (a) any such action or proceeding shall be tried before a court and not before a jury and (b) any party hereto may file an original counterpart or copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their respective rights to a trial by jury.

     Section 9.12 HEADINGS. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     SECTION 9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                              BORROWER:

                              PRICE/COSTCO, INC.


                              By  /s/ Richard A. Galanti
                                -----------------------------------------------
                                   Its  Executive Vice President
                                        Chief Financial Officer
                                       ---------------------------------------


                              By  /s/ Harold E. Kaplan
                                -----------------------------------------------
                                   Its  Vice President
                                        Treasurer
                                       ---------------------------------------


                             LENDERS:

                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION

                             By  /s/ Richard J. Bryson
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                             By  /s/ Diana H. Imhof
                                -----------------------------------------------
                                   Its  Associate
                                       ---------------------------------------

                             J.P. MORGAN DELAWARE

                             By  /s/ Philip s. Detjens
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             SEATTLE-FIRST NATIONAL BANK

                             By  Hank Knottnerus
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             CIBC, INC.

                             By  /s/ Ray A. Mendoza
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             FIRST INTERSTATE BANK OF CALIFORNIA

                             By  /s/ David T. Bruen
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             NATIONSBANK OF TEXAS, N.A.

                             By  /s/ William B. Guffy
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             BANK OF HAWAII

                             By  /s/ Peter S. Ho
                                -----------------------------------------------
                                   Its  Assistant Vice President
                                       ---------------------------------------

                             BANK NATIONALE DE PARIS

                             By  /s/ Deborah Y. Gohh   William J. Letterran
                                -----------------------------------------------
                                   Its  Associate      Vice President
                                       ---------------------------------------

                             CREDIT SUISSE

                             By  /s/ David J. Worthington     Kevin Mark Fowler
                                -----------------------------------------------
                                   Its  Member of Senior Management  Associate
                                       ---------------------------------------

                             FIRST INTERSTATE BANK OF WASHINGTON, N.A.

                             By  /s/ Jo Surbrugg
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                             By  /s/ Leo G. Leitner
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             SHAWMUT BANK, N.A.

                             By  /s/ Sara E. Hartwell
                                -----------------------------------------------
                                   Its  Assistant Vice President
                                       ---------------------------------------

                             UNITED STATES NATIONAL BANK OF OREGON

                             By  /s/ Peter G. Bentley
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                             NEW YORK AND CAYMAN ISLANDS BRANCHES

                             By  /s/ Robert J. Nolan
                                -----------------------------------------------
                                   Its  Associate
                                       ---------------------------------------

                             AGENT:

                             SEATTLE-FIRST NATIONAL BANK

                             By  /s/ Dora A. Brown
                                -----------------------------------------------
                                   Its  Assistant Vice President
                                       ---------------------------------------

                             CO-AGENTS:

                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION

                             By  /s/ Richard J. Cerf
                                -----------------------------------------------
                                   Its  Vice President
                                       ---------------------------------------

                             MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                             By  /s/ Diana H. Imhof
                                -----------------------------------------------
                                   Its  Associate
                                       ---------------------------------------

                                       53